STOCK PURCHASE AGREEMENT

dated

July 28, 2012

by and among

Prime Acquisition Corp., a Cayman Islands company,

as Buyer,

and

Yuantong Investment Holdings Limited, a Cayman Islands company,

as the Company,

and

Vanrock Sunrise Investment Holdings Limited,

Aquavenus Investment Holdings Limited

and

G.H. Martin, Limited,

as the Stockholders of the Company

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TABLE OF CONTENTS (CONTINUED)

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TABLE OF CONTENTS (CONTINUED)

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TABLE OF CONTENTS (CONTINUED)

EXHIBITS

EXHIBIT A	FOUNDER SHARE OPTION AGREEMENT

SCHEDULES

SCHEDULE I	STOCKHOLDERS; PURCHASE PRICE

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 28, 2012, by and among Prime Acquisition Corp., a Cayman Islands company (the “Buyer”), Yuantong Investment Holdings Limited, a Cayman Islands company (the “Company”), and the stockholders of the Company listed on Schedule I (each a “Stockholder” and collectively the “Stockholders”).

WITNESSETH:

A.	The Company, through its Subsidiaries, is in the business of providing after-market aluminum and magnesium wheels for automobiles and all-terrain vehicles, as well as components for automobiles, sport utility vehicles, all-terrain vehicles and high speed rail, and related services (the foregoing being referred to hereinafter collectively as the “Business”);

B.	The Stockholders collectively own 100% of the issued and outstanding shares of capital stock of the Company (the “Shares”); and

C.	Pursuant to Section 13.13, Stockholders desire to appoint Mr. Weidong Guo as their true and lawful agent and attorney-in-fact (the “Representative”).

The parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1          “2012 Period” is defined in Section 3.22.

1.2          “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

1.3          “Actual Cash Balance” shall mean the amount of cash and cash equivalents, as set forth on the Actual Closing Balance Sheet.

1.4          “Actual Closing Balance Sheet” is defined in Section 2.4(b).

1.5          “Actual Working Capital” shall mean the difference (which may be positive or negative) between the Current Assets over the Current Liabilities, as set forth in the Actual Closing Balance Sheet.

1.6          “Additional Agreements” mean the Founder Share Option Agreement, Escrow Agreement, Voting Agreement, Employment Agreements, Confidentiality and Non-Solicitation Agreements, and the Non-Compete Agreement, Registration Rights Agreement and Intellectual Property Ownership Agreements.

1.7            “Additional Buyer SEC Document” is defined in Section 4.12.

1.8            “Additional Earnout Payment” is defined in Section 2.3(f).

1.9            “Additional Earnout Payment Shares” is defined in Section 2.3(f).

1.10          “Adjusted EBITDA” means, with respect to any applicable period, (i) the Company’s consolidated earnings before interest, taxes, depreciation and amortization, plus (ii) all other non-operating income, which shall be determined according to U.S. GAAP consistently applied on an accrual basis in accordance with past accounting policies and practices.

1.11          “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For avoidance of any doubt, (a) with respect to all periods prior to the Closing, each Stockholder is an Affiliate of the Company and its Subsidiaries, and (ii) with respect to all periods subsequent to the Closing, Buyer is an Affiliate of the Company and its Subsidiaries.

1.12          “Affiliate Loans and Guarantees” is defined in Section 5.13.

1.13          “Annual Cash Dividend” is defined in Section 8.4.

1.14          “Annual Financial Statements” is defined in Section 3.12.

1.15          “Audited Annual Financial Statements” is defined in Section 3.12(a).

1.16          “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.17          “Basket” is defined in Section 10.1.

1.18          “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the Business or its transactions are otherwise reflected, other than stock books and minute books.

1.19          “Business” is defined in the Recitals.

1.20          “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, Hong Kong or Beijing are authorized to close for business.

1.21          “Buyer” is defined in the Preamble.

1.22          “Buyer Common Stock” means the ordinary shares, $0.001 par value per share, of Buyer.

1.23          “Buyer Indemnitees” is defined in Section 10.1.

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1.24          “Buyer SEC Document” is defined in Section 4.12.

1.25          “Closing” is defined in Section 2.5.

1.26          “Closing Date” is defined in Section 2.5.

1.27          “Closing Payment” is defined in Section 2.2.

1.28          “Closing Payment Shares” is defined in Section 2.3(a).

1.29          “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.30          “Code” means the Internal Revenue Code of 1986, as amended.

1.31          “Company” is defined in the Recitals.

1.32          “Company Common Stock” is defined in Section 3.5.

1.33          “Company Consent” is defined in Section 3.11.

1.34          “Confidentiality and Non-Solicitation Agreements” is defined in Section 5.10.

1.35          “Contracts” means all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company or any of its Subsidiaries is a party or by which any of its respective assets are bound, including any entered into by the Company or any of its Subsidiaries in compliance with Section 5.1 after the signing hereof and prior to the Closing, and all rights and benefits thereunder, including all rights and benefits thereunder with respect to all cash and other property of third parties under the Company or any of its Subsidiaries’ dominion or control.

1.36          “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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1.37          “Current Assets” means the current assets of the Company and its Subsidiaries arising in the ordinary course in accordance with U.S. GAAP as applied by the Company on a basis consistent in all material respects with the Company’s historic accounting practices as reflected in the Audited Annual Financial Statements.

1.38          “Current Liabilities” means the current liabilities of the Company and its Subsidiaries arising in the ordinary course and accrued in accordance with U.S. GAAP as applied by the Company on a basis consistent in all material respects with the Company’s historic accounting practices as reflected in the Audited Annual Financial Statements.

1.39          “Customer and Supplier Agreements” is defined in Section 6.6

1.40          “Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to upon Closing in accordance with the Trust Agreement.

1.41          “Determination Date” is defined in Section 2.3(g).

1.42          “Earnout Payment” is defined in Section 2.3(e).

1.43          “Earnout Payment Shares” is defined in Section 2.3(e).

1.44          “Employment Agreements” is defined in Section 9.2(n).

1.45          “Environmental Laws” is defined in Section 3.32.

1.46          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.47          “Escrow Agent” shall mean Loeb & Loeb LLP.

1.48          “Escrow Agreement” is defined in Section 9.2(h).

1.49          “Estimated Cash Balance” shall mean the amount of cash and cash equivalents, as set forth on the Estimated Closing Balance Sheet.

1.50          “Estimated Closing Balance Sheet” is defined in Section 2.4(a).

1.51          “Estimated Working Capital” shall mean the difference (which may be positive or negative) between the Current Assets over the Current Liabilities, as set forth on the Estimated Closing Balance Sheet.

1.52          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.53          “Excluded Persons” is defined in Section 5.4.

1.54          “Expiration Time” means the date that the Tender Offer is scheduled to expire, as set forth in the Schedule TO.

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1.55          “Final Determination” is defined in Section 2.3(h).

1.56          “Financial Statements” is defined in Section 3.12(b).

1.57          “FIRPTA Certificate” is defined in Section 9.2(v).

1.58          “Founder Share Option Agreement” is defined in Section 8.8.

1.59          “Founder Share Options” is defined in Section 8.8.

1.60          “Founder Option Shares” is defined in Section 8.8.

1.61          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder.

1.62          “IPO” means the initial public offering of the Buyer pursuant to a prospectus dated March 24, 2011.

1.63          “IPO Shares” is defined in Section 4.11.

1.64          “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person and (h) any agreement to incur any of the same.

1.65          “Indemnifiable Loss Limit” is defined in Section 10.1.

1.66          “Indemnification Notice” is defined in Section 10.3(a).

1.67          “Indemnified Party” is defined in Section 10.3.

1.68          “Indemnifying Parties” is defined in Section 10.3(a).

1.69          “Initial Expiration Date” is defined in Section 5.10(a).

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1.70          “Intellectual Property Ownership Agreements” means the agreements executed by each of the natural Persons set forth in Schedule 9.2(u) with the Company or its Subsidiaries, as the case may be, with respect to the ownership of the Intellectual Property Right.

1.71          “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, the “ITP” name and all abbreviations and derivations thereof, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, any of its Subsidiaries, or any of their Affiliates, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.72          “Interim Balance Sheet” is defined in Section 3.12(a).

1.73          “Interim Balance Sheet Date” shall mean June 30, 2012.

1.74          “Interim Financial Statements” is defined in Section 3.12(a).

1.75          “Inventory” is defined in the UCC.

1.76          “Jianghan University Patent” is defined in Section 5.12.

1.77          “Key Personnel” means the employees of the Company and its Subsidiaries listed on Schedule 5.10.

1.78          “Labor Agreements” is defined in Section 3.26(a).

1.79          “Law” means any domestic or foreign, Federal, state, municipality or local law, statute, ordinance, code, rule, or regulation or common law.

1.80          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.81          “Loss(es)” is defined in Section 10.1.

1.82          “Material Adverse Change” means (a) a material adverse change in the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business individually or as a whole (b) a material adverse change in the ability of the Stockholders to consummate the transactions contemplated by this Agreement, (c) the diminution of the Company’s trailing twelve month consolidated earnings before interest, taxes, depreciation and amortization in an amount equal to or greater than 10%, or (d) if any Key Personnel cease to be employed by the Company or its Subsidiaries; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Change, any matter involving a Material Adverse Effect or loss or payment in excess of $150,000 shall constitute a Material Adverse Change, per se.

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1.83          “Material Adverse Effect” means a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business, individually or as a whole, it being agreed that the diminution of the Company’s trailing twelve month consolidated earnings before interest, taxes, depreciation and amortization in an amount equal to or greater than 10% shall constitute a Material Adverse Effect and that any Key Personnel ceasing to be employed by the Company and its Subsidiaries shall constitute a Material Adverse Effect; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Effect, any matter involving a Material Adverse Change or loss or payment in excess of $150,000 shall constitute a Material Adverse Effect, per se.

1.84          “Maximum Tender Condition” is defined in Section 5.10(a).

1.85          “Measuring Period” means, as applicable, the Company’s fiscal years ended December 31, 2012, December 31, 2013 or December 31, 2014.

1.86          “Minimum Trust Amount” is defined in Section 4.9.

1.87          “Money Laundering Laws” is defined in Section 3.38.

1.88          “Nantong Acquisition” is defined in Section 3.43.

1.89          “Nantong Diandu” is defined in Section 1.121.

1.90          “Nantong Lvhejin” is defined in Section 1.121.

1.91          “Nantong Wheel Company” is defined in Section 1.121.

1.92          “Non-Compete Agreement” is defined in Section 9.2(r).

1.93          “Note” means the promissory note in the aggregate principal amount of RMB150 million made by the Company in favor of Mr. Weidong Guo.

1.94          “OFAC” is defined in Section 3.39.

1.95          “Offer Documents” is defined in Section 5.10(d).

1.96          “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.97          “Outside Closing Date” is defined in Section 12.1.

1.98          “Outstanding Permits” is defined in Section 5.11.

1.99          “Payment Shares” means collectively the Closing Payment Shares, the Earnout Payment Shares, and the Additional Earnout Payment Shares.

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1.100          “PBGC” is defined in Section 3.28(b).

1.101          “PRC” means the People’s Republic of China, which for the purposes of this Agreement, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

1.102          “Permits” is defined in Section 3.19.

1.103          “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Buyer; (ii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business that are not material to the Business, operations and financial condition of the Company or any of its Subsidiaries so encumbered and that are not resulting from a breach, default or violation by the Company or any of its Subsidiaries of any Contract or Law; and (iii) zoning, entitlement and other land use and environmental regulations by any Authority, provided that such regulations have not been violated.

1.104          “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.105          “Plan” is defined in Section 3.28(a).

1.106          “Pre-Closing Period” means any period that ends on or before the Closing Date or with respect to a period that includes but does not end on the Closing Date, the portion of such period through and including the day of the Closing.

1.107          “Prospectus” is defined in Section 13.16.

1.108          “Purchase Price” is defined in Section 2.2.

1.109          “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, projects under construction, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.110          “Registration Rights Agreement” means the agreement in form and substance satisfactory to the parties thereof governing the Registration for resale of the Payment Shares.

1.111          “Representative” is defined in the Recitals.

1.112          “Restrictive Covenants” is defined in Section 6.2.

1.113          “RMB” or “Renminbi” means the legal currency of the People’s Republic of China.

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1.114          “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.115          “Schedule TO” is defined in Section 5.10(d).

1.116          “SEC” means the Securities and Exchange Commission.

1.117          “Securities Act” means the Securities Act of 1933, as amended.

1.118          “Shares” is defined in the Recitals.

1.119          “Stock Certificate” is defined in Section 2.3(a).

1.120          “Stock Transfer Agreements” means the stock transfer agreements entered into by and between Jiangsu Yahui Light Alloy Technology Co., Ltd. (江苏亚辉轻合金科技有限公司) (“Yahui Technology”), a Subsidiary owned by the Company, as well as Trade Union International, Inc. (“Trade Union”) on January 31, 2011 and March 12, 2011, respectively with respect to the acquisition of 70% equity interests of both Nantong Trade Union Aluminum Alloy Co., Ltd. (南通贸联铝合金科技有限公司) (“Nantong Lvhejin”) and Nantong Trade Union Automobile Fittings & Plating Co., Ltd. (南通贸联汽配电镀有限公司) (“Nantong Diandu” and together with Nantong Lvhejin, “Nantong Wheel Company”).

1.121          “Stockholder Indemnitees” is defined in Section 10.2.

1.122          “Stockholder(s)” is defined in the Recitals.

1.123          “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

1.124          “Tangible Assets” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, vehicles, automobiles, trucks, forklifts and other vehicles leased by the Company or any of its Subsidiaries and other tangible property, including the items listed on Schedule 3.15;

1.125          “Target EBITDA” means Adjusted EBITDA of RMB50 million for the year ended December 31, 2012, Adjusted EBITDA of RMB85 million for the year ended December 31, 2013 and Adjusted EBITDA of RMB150 million for the year ended December 31, 2014.

1.126           “Target Working Capital” means the amount equal to RMB15 million.

1.127          “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

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1.128          “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.129          “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.130          “Tender Offer” is defined in Section 5.10(a).

1.131          “Third-Party Claim” is defined in Section 10.3.

1.132          “Third-Party Loans and Guarantees” is defined in Section 5.14.

1.133          “Trade Union” is defined in Section 1.121.

1.134          “Trust Account” is defined in Section 4.9.

1.135          “Trust Agreement” is defined in Section 4.9.

1.136          “Trust Fund” is defined in Section 4.9.

1.137          “Trustee” is defined in Section 4.9.

1.138          “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.139          “Unaudited Financial Statements” is defined in Section 3.12(a).

1.140          “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.141          “Voting Agreement” is defined in Section 2.6(a).

1.142          “Warranty Claims” is defined in Section 3.41.

1.143          “Working Capital Calculation Date” is defined in Section 2.4(a).

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1.144          “Yahui Technology” is defined in Section 1.121.

ARTICLE II
PURCHASE AND SALE

2.1          Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall purchase from Stockholders and Stockholders shall sell, convey, transfer, assign and deliver to Buyer the Shares, free and clear of all Liens.

2.2          Purchase Price. The purchase price for the Shares shall be the sum of the Closing Payment, the Earnout Payment and the Additional Earnout Payment (collectively, the “Purchase Price”). The “Closing Payment” shall be the issuance of the Closing Payment Shares. All payments of the Purchase Price shall be allocated among Stockholders in accordance with the allocation of Purchase Price set forth on Schedule I.

2.3          Payment of the Purchase Price. The Purchase Price shall be payable by Buyer as follows:

(a)          The Closing Payment shall be payable by Buyer on the Closing Date in the form of stock certificates (the “Stock Certificates”) representing in the aggregate 3,000,000 shares of Buyer Common Stock (the “Closing Payment Shares”) issued in the name of the Stockholders and in such amounts as set forth opposite each Stockholder’s name on Schedule I. The Stock Certificates shall bear the legend set forth in Section 2.3(j). No certificates or scrip representing fractional shares of Buyer Common Stock will be issued, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer. Any fractional shares will be rounded to the nearest whole share.

(b)          The Stock Certificates representing the Closing Payment Shares shall be delivered by Buyer (which, at Buyer’s convenience, may be delivered within 5 Business Days after the Closing Date) to the Representative at its address for notices in accordance with Section 13.1, and the delivery of such Stock Certificates to the Representative shall constitute delivery of the Stock Certificates to Stockholders.

(c)          Immediately prior to the Closing, the Buyer shall request that the escrow agent under the Founder Share Option Agreement and related documents provide an accounting of funds received from the Purchaser (as defined in the Founder Share Option Agreement) in accordance with the terms of the Founder Share Option Agreement. In the event that the Purchaser has not fully funded the purchase price for the Founder Share Options in accordance with the terms of the Founder Share Option Agreement at the time of the Closing, and provided the Buyer elects to waive such breach and proceed with the Closing, then for each share that the number of Founder Option Shares is reduced in accordance with the Founder Share Option Agreement, the Transferors (as defined in the Founder Share Option Agreement) shall be entitled to one share from the Closing Payment Shares up to a maximum of 415,000 shares, and the number of Closing Payment Shares payable to Vanrock Sunrise Investment Holdings Limited shall be reduced accordingly on a one-for-one basis. The number of Closing Payment Shares issuable at Closing to the Stockholders other than Vanrock Sunrise Investment Holdings Limited shall not be reduced by the terms of this Section 2.3(c).

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(d)          In the event that the Company and its Subsidiaries, including Yahui Technology, have not satisfied all of their obligations in connection with the consummation of the Nantong Acquisition under all applicable United States and PRC law at the time of the Closing, and provided the Buyer elects to waive such breach and proceed with the Closing, then an aggregate of 750,000 shares (the “Nantong Contingent Shares”) from the Closing Payment Shares payable to the Stockholders shall be delivered to the Escrow Agent and the Escrow Agent shall hold the Nantong Contingent Shares until released in accordance with the terms of the Escrow Agreement, which shall provide for the release of the Nantong Contingent Shares upon receipt by the Escrow Agent of written confirmation from the Buyer that the obligations in connection with the consummation of the Nantong Acquisition have been satisfied and an opinion of counsel admitted to practice in U.S. federal bankruptcy court confirming that all such obligations under U.S. federal bankruptcy law shall have been satisfied and the assets acquired in the Nantong Acquisition are no longer subject to the jurisdiction of the U.S. federal bankruptcy court.

(e)          In the event that the Company’s Adjusted EBITDA for the year ending December 31, 2012 exceeds the Target EBITDA, the Buyer shall, within ten Business Days after the applicable Determination Date, issue to the Stockholders an aggregate of 1,200,000 shares of Buyer Common Stock (the “Earnout Payment Shares”) issued in the name of the Stockholders and in such amounts as set forth opposite each Stockholder’s name on Schedule I. The “Earnout Payment” shall be the issuance of the Earnout Payment Shares.

(f)          If the Adjusted EBITDA for the applicable Measuring Period exceeds the Target EBITDA for such period, then, within ten Business Days after the later of the applicable Determination Date and the date the Annual Cash Dividend for all Measuring Periods prior to the applicable Determination Date have been paid, the Buyer shall: (i) for the fiscal year ending December 31, 2013, pay the Stockholders an aggregate of RMB15.75 million and, (ii) for the fiscal year ending December 31, 2014, pay the Stockholders an aggregate of RMB22.50 million (each of the foregoing, an “Additional Earnout Payment”). The Additional Earnout Payment will be paid to the Stockholders in such amounts as are set forth opposite each Stockholder’s name on Schedule I. For the avoidance of doubt, if Adjusted EBITDA for the applicable Measuring Period does not exceed the applicable Target EBITDA, then the Stockholders will not be entitled to any Additional Earnout Payment for such Measuring Period. In lieu of receiving the Additional Earnout Payment in cash, each Stockholder shall have the right, but not the obligation, to receive such Stockholder’s Additional Earnout Payment in shares of Buyer Common Stock (the “Additional Earnout Payment Shares”) at a price per Additional Earnout Payment Share equal to the 40 day average closing price of the Buyer’s Common Stock as of the end of the applicable Measuring Period relating to the issuance of such Additional Earnout Payment Shares. The election to receive Additional Earnout Payment Shares in lieu of the Additional Earnout Payment must be provided by the applicable Stockholder in writing to the Buyer prior to the fifth Business Day after the applicable Determination Date and any such election shall be irrevocable after it has been delivered in writing to the Buyer.

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(g)          As promptly as reasonably practicable after the end of the applicable Measuring Period (each a “Determination Date”), Buyer shall advise Representative of Buyer’s determination of the Adjusted EBITDA for such Measuring Period, as applicable. Notwithstanding the foregoing, it is acknowledged that the personnel of Buyer who will be primarily responsible for preparing the foregoing documents are the Stockholders and personnel reporting to them, and Buyer shall not be responsible for any delay or error or inadequate information caused by any such persons.

(h)          If Representative and Buyer are unable to agree in good faith as to the Earnout Payment or Additional Earnout Payment for a Measuring Period within fifteen days after delivery of the determination of the Adjusted EBITDA for such Measuring Period, as applicable, then Buyer and Representative shall submit any matter(s) in dispute to a mutually acceptable certified public accounting firm for resolution. In the event Representative and Buyer cannot agree upon the accounting firm within ten days after such fifteen-day period, they shall each select a certified public accounting firm (which need not be the same firm) and such accounting firm or firms shall select the certified public accounting firm to make the determination referred to in this Section; provided however, such accounting firm shall not perform, or be associated with any accounting firm which performs, services for Buyer, the Company or any Stockholder; provided, however, that Stockholders acknowledge that any or all of such accounting firms may perform services for Buyer or any of its Affiliates and shall not as a result thereof be precluded from the selection process pursuant to the foregoing, unless such accounting firm is Buyer’s primary accounting firm. Such accounting firm (whether mutually determined by Representative and Buyer or selected pursuant to the immediately preceding sentence) shall review such materials and conduct such procedures as such accounting firm shall consider reasonably necessary to make a determination of such matters as to which disagreement remains and shall deliver a written opinion thereon to Representative, for the benefit of Stockholders, and Buyer as soon as reasonably practicable after submission of the dispute to him, which determination, or any determination of such matters mutually agreed to by Representative and Buyer shall be conclusive and binding on the parties hereto and shall not be subject to arbitration under Section 11 below (the “Final Determination”). In connection therewith, each party will furnish to the accounting firm such work papers and schedules and other information relating to the disputed matter(s) as the accounting firm may reasonably request and will be afforded an opportunity to present to the accounting firm any material relating to the disputed matter(s) and to discuss the disputed matter(s) with the accounting firm. The fees, costs and expenses of the accounting firm making the Final Determination shall be paid by the Buyer if an Earnout Payment or Additional Earnout Payment, as applicable, is required to be made or by the Stockholders if an Earnout Payment or Additional Earnout Payment, as applicable, is not required to be made. Failure to make an Earnout Payment or Additional Earnout payment when due hereunder due to a dispute shall not be a breach by Buyer of this Agreement, so long as the Earnout Payment or Additional Earnout Payment, as applicable and if any, is made within 15 days of the receipt by Buyer of the Final Determination.

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(i)          The Buyer, Company, Stockholders and Escrow Agent shall enter into the Escrow Agreement pursuant to which the Escrow Agent shall hold the Nantong Contingent Shares, if any, the Earnout Payment Shares and the Additional Earnout Payment Shares, if any, until released in accordance with the terms of the Escrow Agreement. All payments due to Stockholders hereunder in the form of Nantong Contingent Shares, Earnout Payment Shares or Additional Earnout Payment Shares shall be made by delivery of stock certificates representing, in the aggregate, the number of Nantong Contingent Shares, Earnout Payment Shares or Additional Earnout Payment Shares, as applicable. The stock certificates shall bear the legend set forth in Section 2.3(j). Subject to the terms of the Escrow Agreement, the stock certificates representing Nantong Contingent Shares, Earnout Payment Shares and Additional Earnout Payment Shares shall be delivered by the Escrow Agent to the Representative at its address for notices in accordance with Section 13.1, and the delivery of such Stock Certificates to the Representative shall constitute delivery of the stock certificates to Stockholders. All payments due to Stockholders hereunder in the form of cash shall be made by certified check or bank check delivered to the Representative at its address for notices in accordance with Section 13.1, and the delivery of such certified check or bank check to the Representative shall constitute delivery of the certified check or bank check to Stockholders.

(j)          Each certificate issued to any Stockholder evidencing the Buyer Common Stock shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of the Buyer Common Stock:

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE ORDINARY SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

2.4          Working Capital Adjustment.

(a)          Estimated Working Capital. Attached hereto as Schedule 2.4 is an estimated consolidated balance sheet (the “Estimated Closing Balance Sheet”) of the Company and its Subsidiaries as of November 30, 2012 (the “Working Capital Calculation Date”) showing the Estimated Working Capital and Estimated Cash Balance as mutually agreed upon by Buyer and Stockholders. The Estimated Closing Balance Sheet has been prepared according to U.S. GAAP in accordance with consistently applied past practices of the Company and the definition of Estimated Working Capital.

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(b)          Post-Closing Adjustment to Closing Payment. As promptly as reasonably practicable after the Closing, Buyer shall determine, or cause to be determined, the Company’s Actual Working Capital and Actual Cash Balance as of the Working Capital Calculation Date and notify Representative thereof, together with a copy of an actual consolidated balance sheet of the Company and its Subsidiaries as of the Working Capital Calculation Date (the “Actual Closing Balance Sheet”) and Buyer’s work papers showing the calculation thereof. The Actual Closing Balance Sheet shall be prepared according to U.S. GAAP in accordance with consistently applied past practices of the Company and the definition of Actual Working Capital. Such determination shall be made in good faith and, absent manifest error, shall be binding and conclusive upon all parties hereto. Any payments made pursuant to this Section 2.4 will be treated as an adjustment to the Purchase Price. In the event that the Estimated Working Capital exceeds the Actual Working Capital or that the Estimated Cash Balance exceeds the Actual Cash Balance, Stockholders jointly and severally shall pay to Buyer, within five Business Days of the notification of the Actual Working Capital or Actual Cash Balance, an aggregate amount equal to the greater of such excesses (without any interest thereon), at the option of Buyer, in cash, the transfer and assignment of a number of shares of Buyer Common Stock then owned by them, or a combination thereof; provided that (x) any Buyer Common Stock transferred pursuant to this sentence shall be deemed to have the value per share of Buyer Common Stock equal to the lesser of the 40 day average closing price of the Buyer’s Common Stock as of the date such shares are transferred to Buyer, or $10.00 per share, and (y) each Stockholder, upon transferring such Buyer Common Stock, shall represent and warrant in writing to the Buyer that all such shares of Buyer Common Stock are free and clear of all Liens.

2.5          Closing. Subject to the satisfaction or waiver of the conditions set forth in Article IX, the closing (the “Closing”) of the purchase and sale of the Shares shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, on September 15, 2012 at 10:00 a.m. local time, or at such other date, time or place as Buyer and the Representative may agree (the date and time at which the Closing is actually held being the “Closing Date”). At the Closing:

(a)          Buyer shall deliver the Closing Payment in accordance with Section 2.3.

(b)          Buyer shall deliver the Earnout Payment Shares to the Escrow Agent in accordance with the Escrow Agreement.

(c)          Stockholders shall deliver to Buyer certificates representing the Shares, duly endorsed in blank by the applicable Stockholders, or accompanied by stock powers duly executed in blank by the applicable Stockholders, with all necessary transfer Tax and other revenue stamps, acquired at each such Stockholder’s expense, affixed.

(d)          The Note shall no longer be outstanding and be deemed to be paid in full and canceled.

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2.6          Board of Directors and D&O Insurance.

(a)          Immediately after the Closing, the Buyer’s board of directors will consist of five (5) directors. For the one (1) year period after the Closing Date, the Buyer’s board of directors shall have no more than seven (7) members, except as provided in the Voting Agreement. The Stockholders shall designate four (4) persons to the Buyer’s board of directors. The Buyer shall designate one (1) person to the Buyer’s board of directors to serve for a minimum of one (1) year from the Closing Date, to be extended for a maximum of one (1) additional year upon such director’s consent, subject to the Voting Agreement. The parties to this Agreement shall enter into a voting agreement (the “Voting Agreement”) in form and substance satisfactory to the parties thereof relating to nominees to the Buyer’s board of directors. In accordance with Buyer’s Amended and Restated Memorandum and Articles of Association, the parties acknowledged that election of directors by stockholders at the annual meeting of Buyer’s stockholders shall be by ordinary resolution and decided by a simple majority of the votes cast at any such meeting.

(b)          Immediately prior to the Closing, the Company will purchase a directors and officers liability insurance policy for a minimum coverage amount of $5 million for the pre-transaction directors and officers, which will cover such directors and officers for a period of one year after the Closing. The policy will be paid for with funds made available in connection with the Closing.

2.7          Employee Stock Option Plan. As soon as practicable after the Closing Date, but in no event later than the next annual meeting of stockholders of the Buyer, the Buyer shall submit to its stockholders for approval an equity incentive plan for the Buyer’s officers, directors, employees and consultants (and those of its Subsidiaries) providing for the issuance of awards for no less than 500,000 shares of Buyer Common Stock.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
THE COMPANY AND STOCKHOLDERS

The Company and Stockholders, jointly and severally, hereby represent and warrant to Buyer that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date:

3.1          Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under and by virtue of the Laws of the Cayman Islands. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. The Company is not qualified to do business as a foreign entity in any jurisdiction, except as set forth on Schedule 3.1, and there is no other jurisdiction in which the character of the property owned or leased by the Company or the nature of its activities make qualification of the Company in any such jurisdiction necessary. The Company has offices located only at the addresses set forth on Schedule 3.1. The Company has not taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

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3.2          Authorization.

(a)          The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company, including the unanimous approval of the stockholders of the Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms.

(b)          Each Stockholder has full legal capacity, power and authority to execute and deliver this Agreement and the Additional Agreements to which such Stockholder is named as a party, to perform such Stockholder’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Additional Agreements to which each Stockholder is named as a party, will be at Closing, duly executed and delivered by each Stockholder and this Agreement constitutes, and such Additional Agreements are, or upon their execution and delivery at Closing will be, valid and legally binding agreements of each Stockholder, enforceable against him in accordance with their respective terms.

3.3          Governmental Authorization. The Company and its Subsidiaries and the Stockholders have obtained or completed all consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority regarding the execution, delivery and performance by the Company or any Stockholder of this Agreement or any Additional Agreements.

3.4          Non-Contravention. None of the execution, delivery or performance by the Company or any Stockholder of this Agreement or any Additional Agreements does or will (a) contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or any Stockholder, or any of the Shares, (c) except for the Contracts listed on Schedule 3.11 requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or any Stockholder or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company or any Stockholder is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or any Stockholder or by which any of the Shares or any of the Company’s assets is or may be bound or any Permit, or (d) result in the creation or imposition of any Lien on any of the Shares or any of the Company’s assets.

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3.5          Capitalization. The Company has an authorized capitalization consisting of 50,000 ordinary shares, $1.00 par value per share (the “Company Common Stock”), of which amount 10,000 shares are issued and outstanding. No Company Common Stock is held in its treasury. All the Shares have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding capital stock of the Company is owned (and always has been owned) of record and beneficially by Stockholders as set forth on Schedule I. Upon the Closing, Buyer shall receive good, valid and marketable title to all Shares, free and clear of all Liens. The only shares of Company Common Stock that will be outstanding immediately after the Closing will be the Shares owned by Buyer. No other class of capital stock of the Company is authorized or outstanding. Except as set forth on Schedule 3.5, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of the Company, or (b) agreements by any Stockholder with respect to any of the Shares, including any voting trust, other voting agreement or proxy with respect thereto.

3.6          Memorandum and Articles of Association. Copies of (a) the memorandum of association of the Company and each of its Subsidiaries, as certified by the Secretary of State of its state of incorporation, and (b) the articles of association of the Company and each of its Subsidiaries, certified by the secretary of the Company, have heretofore been made available to Buyer, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company nor any of its Subsidiaries has taken any action in violation or derogation of its memorandum and articles of association.

3.7          Corporate Records. All proceedings occurring since January 1, 2009 of the board of directors, including committees thereof, and stockholders of the Company and each of its Subsidiaries and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company and its Subsidiaries. The stock ledgers and stock transfer books of the Company and its Subsidiaries are complete and accurate. The stock ledgers and stock transfer books and minute book records of the Company and its Subsidiaries relating to all issuances and transfers of stock by the Company and its Subsidiaries, and all proceedings of the board of directors, including committees thereof, and stockholders of the Company and each of its Subsidiaries since January 1, 2009, have been made available to Buyer, and are the original stock ledgers and stock transfer books and minute book records of the Company and each of its Subsidiaries or true and correct copies thereof.

3.8          Affiliates. Other than Stockholders, the Company is not Controlled by any Person and, other than the Persons listed on Schedule 3.10, the Company is not in Control of any other Person. Except as set forth on Schedule 3.8, no Stockholder (a) engages in any business, except through the Company and its Subsidiaries, or is an employee of or provides any service for compensation to, any other business concern or (b) owns any equity security of any business concern, except for publicly traded securities not in excess of 5% of the issued and outstanding securities with respect to such publicly traded securities. Schedule 3.8 lists each Contract to which the Company or any of its Subsidiaries, on the one hand, and any Stockholder or any Affiliate of any Stockholder, on the other hand, is a party. No Stockholder or any Affiliate of any Stockholder (i) own, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property Rights) that the Company or any of its Subsidiaries uses or the use of which is necessary for the conduct of the Business or the ownership or operation of any of the Company or its Subsidiaries’ assets, or (ii) have engaged in any transactions with the Company or any of its Subsidiaries. Schedule 3.8 sets forth a complete and accurate list of the Affiliates of the Company and its Subsidiaries and the ownership interests in the Affiliate of the Company, its Subsidiaries and each Stockholder.

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3.9          Assumed Names. Schedule 3.9 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement used by the Company or any of its Subsidiaries, including names on any Websites. Since January 1, 2009, none of the Company or any of its Subsidiaries has used any name other than the names listed on Schedule 3.9 to conduct the Business. The Company and each of its Subsidiaries has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

3.10          Subsidiaries.

(a)          Except as set forth on Schedule 3.10, the Company does not currently own and within the past five (5) years has not owned directly or indirectly, securities or other ownership interests in any other entity. The Company owns 100% of the issued and outstanding capital stock and securities of each Person listed on Schedule 3.10. Except disclosed on Schedule 3.10, none of the Company or any of its Subsidiaries is a party to any agreement relating to the formation of any joint venture, association or other entity.

(b)          Each Subsidiary is a corporation duly organized, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its formation set forth by its name on Schedule 3.10. Each Subsidiary has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. No Subsidiary is qualified to do business as a foreign entity in any jurisdiction, except as set forth by its name on Schedule 3.10, and there is no other jurisdiction in which the character of the property owned or leased by any Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary. Each Subsidiary has offices located only at the addresses set forth by its name on Schedule 3.10. No Subsidiary has taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

3.11          Consents. The Contracts listed on Schedule 3.11 are the only Contracts binding upon the Company, any of its Subsidiaries or any Stockholder or by which any of the Shares or any of the Company or its Subsidiaries’ assets, including without limitation Real Property, are bound or subject to a Lien, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

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3.12          Financial Statements.

(a)          Attached hereto as Schedule 3.12 are (i) the unaudited consolidated financial statements of the Company and its Subsidiaries as of and for the fiscal years ended December 31, 2011 and 2010, consisting of the unaudited consolidated balance sheets as of such dates, the unaudited consolidated income statements for the twelve (12) month periods ended on such dates, and the unaudited consolidated cash flow statements for the twelve (12) month periods ended on such dates (the “Unaudited Annual Financial Statements”), and (ii) the unaudited interim consolidated financial statements of the Company and its Subsidiaries for the six month interim period ended June 30, 2012, consisting of the consolidated balance sheet as of such date (the “Interim Balance Sheet”), the consolidated income statement for the six month period ended on such date, and the consolidated cash flow statement for the six month period ended on such date (the “Interim Financial Statements,” and together with the Unaudited Annual Financial Statements, the “Unaudited Financial Statements”).

(b)          In accordance with Section 5.15, the Company shall, within 30 days of the execution of this Agreement, deliver to the Buyer the audited consolidated financial statements of the Company and its Subsidiaries as of and for the fiscal years ended December 31, 2011 and 2010, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates (the “Audited Annual Financial Statements” and together with the Unaudited Annual Financial Statements, the “Financial Statements”).

(c)          The Financial Statements are complete and accurate and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations of the Company and its Subsidiaries for the periods reflected therein subject, in the case of the Interim Financial Statements, to normal year-end adjustments. The Financial Statements (i) were prepared from the books and records of the Company and its Subsidiaries; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company and its Subsidiaries’ financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all liabilities for all material Taxes applicable to the Company and its Subsidiaries with respect to the periods then ended. The Company has delivered to Buyer complete and accurate copies of all “management letters” received by it from its accountants and all responses during the last five (5) years by lawyers engaged by the Company and its Subsidiaries to inquiries from its accountant or any predecessor accountants.

(d)          Except as specifically disclosed, reflected or fully reserved against on the Interim Balance Sheet, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Interim Balance Sheet, there are no liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company or any of its Subsidiaries. All debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on the Interim Balance Sheet are included therein.

(e)          The balance sheet included in the Interim Financial Statements accurately reflects the outstanding Indebtedness of the Company and its Subsidiaries as of the date thereof. Except as set forth on Schedule 3.12, none of the Company or any of its Subsidiaries has any Indebtedness.

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(f)          All financial projections delivered by or on behalf of the Company or any Stockholder to Buyer with respect to the Business were prepared in good faith using assumptions that the Company believes to be reasonable and neither the Company nor any Stockholder is aware of the existence of any fact or occurrence of any circumstances that is reasonably likely to have an Material Adverse Effect.

3.13          Books and Records.

(a)          The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company and its Subsidiaries. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)          transactions are executed only in accordance with management’s authorization;

(ii)         all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company as permitted by U.S. GAAP;

(iii)        access to assets is permitted only in accordance with management’s authorization; and

(iv)        recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b)          The Company has heretofore made all Books and Records available to Buyer for its inspection and has heretofore delivered to Buyer complete and accurate copies of all documents referred to in the Schedules to this Agreement or that Buyer otherwise has requested. All Contracts, documents, and other papers or copies thereof delivered to Buyer by or on behalf of the Company are accurate, complete, and authentic.

(c)          All accounts, books and ledgers of the Company and its Subsidiaries have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. None of the Company or any of its Subsidiaries has any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company or any of its Subsidiaries and which is not located at the relevant Office.

3.14          Absence of Certain Changes. (a) Since June 30, 2012, the Company and its Subsidiaries have conducted the Business in the ordinary course consistent with past practices, and there has not been:

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(a)          any Material Adverse Change or any material diminishment in the value to Buyer of the transactions contemplated hereby;

(b)          any transaction, Contract or other instrument entered into, or commitment made, by the Company or any of its Subsidiaries relating to the Business or any of the Company or its Subsidiaries’ assets (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c)          any bonus, salary or other compensation paid or agreed to be paid to any employee except in accordance with Schedule 3.25(a) hereto;

(d)          any creation or other incurrence of any Lien other than Permitted Liens on any Shares or any of the Company or its Subsidiaries’ assets; or

(e)          any redemption of, or declaration or payment of any dividend or other distribution with respect to, the equity interests of the Company or any of its Subsidiaries.

Since June 30, 2012 through and including the date hereof, none of the Company or any of its Subsidiaries has taken any action nor has any event occurred which would have violated the covenants of the Company set forth in Section 5.1 herein if such action had been taken or such event had occurred between the date hereof and the Closing Date.

3.15          Properties; Title to the Company and its Subsidiaries’ Assets.

(a)          The Tangible Assets have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto. Schedule 3.15 sets forth a complete list, setting forth a description and location, of the Tangible Assets as of a date within five days of the date of this Agreement. All of the Tangible Assets are located at the offices of the Company and its Subsidiaries.

(b)          Each of the Company and its Subsidiaries has good, valid and marketable title in and to, or, in the case of the Office Lease and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use each of its respective assets, free and clear of all Liens other than Permitted Liens. The Company’s and its Subsidiaries’ assets constitute all of the assets of any kind or description whatsoever, including goodwill, that are used or useful in the operation of the Business.

3.16          Litigation. There is no Action (or any basis therefor) pending against, or to the best knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries, any of their officers or directors, any Stockholder, the Business, or any Shares or any of the Company or its Subsidiaries’ assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Company, any of its Subsidiaries or any Stockholder. None of the Company or any of its Subsidiaries is now, nor has it been in the past five (5) years, subject to any proceeding with any Authority.

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3.17          Contracts.

(a)          Each Contract is a valid and binding agreement, and is in full force and effect, and neither the Company nor any of its Subsidiaries that is party thereto nor, to the Company’s best knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract. None of the Company or any of its Subsidiaries has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Contracts, or granted any power of attorney with respect thereto or to any of the Company or its Subsidiaries’ assets. Except as stated on Schedule 3.17, no Contract (i) requires the Company or any of its Subsidiaries to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (ii) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Buyer or any of its Affiliates. The Company has given to Buyer true and correct (A) fully executed copies of each written Contract and (B) written summaries of each oral Contract.

(b)          The Contracts constitute all the material agreements, statements of work, purchase orders, arrangements, understandings and other instruments in effect to which the Company or any of its Subsidiaries is a party or to which any Shares or any assets of the Company or its Subsidiaries’ are bound. Schedule 3.17 lists all material Contracts, oral or written, separately referencing the applicable subsection below in each case, including:

(i)           all client Contracts which have generated revenues to the Company and its Subsidiaries or are expected to generate revenues to the Company and its Subsidiaries in excess of $1,000,000 in any of the current or next two (2) fiscal years or any of the two (2) preceding fiscal years of the Company;

(ii)          any other Contract pursuant to which the Company or any of its Subsidiaries is required to pay, has paid or is entitled to receive or has received an amount in excess of $500,000 during the current fiscal year or any one of the two preceding fiscal years;

(iii)         all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts;

(iv)         all material sales, agency, factoring, commission and distribution contracts to which the Company or any of its Subsidiaries is a party;

(v)          all ongoing agreements for purchases or receipt by the Company or any of its Subsidiaries of media, supplies, equipment, goods or services (other than under Section 3.17(b)(ii) or (iii));

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(vi)         all joint venture, strategic alliance, limited liability company and partnership agreements to which the Company or any of its Subsidiaries is a party;

(vii)        all significant documents relating to any acquisitions or dispositions of assets by the Company or any of its Subsidiaries;

(viii)       all material licensing agreements, including agreements licensing Intellectual Property Rights, other than “shrink wrap” licenses;

(ix)          all secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company or any of its Subsidiaries;

(x)           all contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company or any of its Subsidiaries;

(xi)          all guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company or any of its Subsidiaries, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(xii)         all contracts or agreements with or pertaining to the Company or any of its Subsidiaries to which any Stockholder or any Affiliate of any Stockholder is a party;

(xiii)        all agreements relating to real and tangible personal property, including any Real Property lease, sublease or space sharing, license or occupancy agreement, whether the Company or any of its Subsidiaries is granted or granting rights thereunder to occupy or use any premises;

(xiv)        any agreement to manufacture any goods to which the Company or any of its Subsidiaries is a party;

(xv)         all material agreements relating to Tangible Assets; and

(xvi)        all agreements relating to outstanding Indebtedness.

(c)          Each of the Company and its Subsidiaries is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

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3.18          Insurance. Schedule 3.18 contains a true, complete and correct list (including the names and addresses of the insurers, the names of the Persons if other than the Company and its Subsidiaries to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a “claims made” or an “occurrence” policy and a brief identification of the nature of the policy) of all liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of any of the Company or its Subsidiaries or their respective employees (other than self-obtained insurance policies by such employees). Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and none of the Company or any of its Subsidiaries have received any notice of cancellation or termination in respect of any such policy or default thereunder. Stockholder believes such insurance policies, in light of the nature of the Company and its Subsidiaries’ business, assets and properties, are in amounts and have coverage that are reasonable and customary for Persons engaged in such business and having such assets and properties. None of the Company or any of its Subsidiaries, or to the knowledge of the Company, the Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Section 3.18 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Except as set forth on Schedule 3.18, within the last two (2) years none of the Company or any of its Subsidiaries has filed for any claims exceeding $100,000 against any of its insurance policies, exclusive of automobile and health insurance policies. None of the Company or any of its Subsidiaries has received written notice from any of its insurance carriers or brokers that any premiums will be materially increased in the future, and does not have any reason to believe that any insurance coverage listed on Schedule 3.18 will not be available in the future on substantially the same terms as now in effect.

3.19          Licenses and Permits. Schedule 3.19 correctly lists each license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 3.19, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company and its Subsidiaries have all Permits necessary to operate the Business.

3.20          Compliance with Laws. None of the Company or any of its Subsidiaries is in violation of, has violated, and to the Company’s best knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and within the last 24 months none of the Company or any of its Subsidiaries has received any subpoenas by any Authority.

(a)          Without limiting the foregoing paragraph, none of the Company or any of its Subsidiaries is in violation of, has not violated, and to the Company’s best knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i)           Any Law applicable due to the specific nature of the Business;

(ii)          the Foreign Corrupt Practices Act;

(iii)         the Ethics in Government Act;

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(iv)         the Lobbying Disclosure Act;

(v)          any comparable or similar Law of any jurisdiction; or

(vi)         any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

No permit, license or registration is required by the Company or any of its Subsidiaries in the conduct of the Business under any of the Laws described in this Section 3.20.

3.21          Intellectual Property.

(a)          Schedule 3.21 sets forth a true, correct and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the term of such intellectual Property Right; (iv) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (v) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right. Except as listed on Schedule 3.21, no Intellectual Property Rights are owned by the Company or any of its Subsidiaries, or utilized by the Company or its Subsidiaries in the Business.

(b)          Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement) none of the Company or any of its Subsidiaries has been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company or any of its Subsidiaries, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company or any of its Subsidiaries.

(c)          Neither the current use by the Company or any of its Subsidiaries, or any of their Affiliates, of the Intellectual Property Rights infringes, nor the use by the Company or any of its Subsidiaries, or any of their Affiliates, of the Intellectual Property Rights after the Closing will infringe, the rights of any other Person. Any Intellectual Property used by the Company or any of its Subsidiaries in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by the Company or any of its Subsidiaries and no client, customer or other third-party has any claim of ownership on the Intellectual Property.

(d)          Except as disclosed on Schedule 3.21(d), all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company or its Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company or its Subsidiary (or such predecessor in interest, as applicable) all right, title and interest in such material.

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3.22          Customers; Revenues. The list of the Company and its Subsidiaries’ 10 largest customers based on revenues derived by the Company and its Subsidiaries customers, which together with related revenue information for the Company’s December 31, 2011 and 2010 fiscal years and for the first six months of the Company’s December 31, 2012 fiscal year (such six month period, the “2012 Period”), is attached hereto as Schedule 3.22 and is true and complete. Except as indicated on Schedule 3.22, none of the Company or any of its Subsidiaries has been notified, on a formal or informal basis, of the probability or actuality or otherwise have any reason to believe that any of its customers from which the Company and its Subsidiaries derived revenues in excess of $500,000 in its 2011 fiscal year or in the 2012 Period (as shown on Schedule 3.22) intends to or will cancel, substantially limit, terminate or materially modify the terms of its business relationship with, or substantially reduce the fees and commissions it pays to the Company or any of its Subsidiaries. To the Company’s knowledge, there is no reason (other than possible general economic or general industry conditions) why the revenues with respect to such customers should not, for the foreseeable future after the Closing, in the aggregate remain constant or increase from the amounts shown on Schedule 3.22 or why the practices of the Company and its Subsidiaries with respect to the billing of and collections from its customers should not, for the foreseeable future after the Closing, be able to be continued by the Company and its Subsidiaries on substantially the same basis.

3.23          Accounts Receivable; Loans.

(a)          Except as set forth on Schedule 3.23, all accounts, receivables and notes of the Company and its Subsidiaries, whether reflected on Schedule 3.23 or otherwise, represent valid obligations arising from services actually performed or goods actually sold by the Company and its Subsidiaries in the ordinary course of business. To the best of the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note. Except as set forth on Schedule 3.23, to the best knowledge of the Company all accounts, receivables or notes are good and collectible in the ordinary course of business. The information set forth on Schedule 3.23 separately identifies any and all accounts, receivables or notes of the Company and its Subsidiaries which are owed by any Affiliate of the Company or any of its Subsidiaries.

(b)          Except as set forth on Schedule 3.23, none of the Company or any of its Subsidiaries is indebted to any Person and no Person is indebted to the Company or any of its Subsidiaries.

(c)          Except as set forth on Schedule 3.23, none of the Company or any of its Subsidiaries has provided any guarantee in any form to any Person.

3.24          Pre-payments. Except as set forth on Schedule 3.24, none of the Company or any of its Subsidiaries has received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

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3.25          Employees.

(a)          Schedule 3.25(a) sets forth a true, correct and complete list of the names, titles, annual salaries or wage rates and other compensation, vacation and fringe benefits, claims under benefit plans, resident alien status (if applicable), residence addresses, social security numbers, and office location of all employees of the Company and its Subsidiaries and indicating part-time and full-time employment and all changes in salaries and wage rates per employee since January 1, 2012. None of the Company or any of its Subsidiaries or any Stockholder has promised any employee, consultant or agent of the Company and its Subsidiaries that he or she will continue to be employed by or render services to the Company or any of its Subsidiaries or receive any particular benefits from the Company or any of its Subsidiaries or Buyer or any of its Affiliates on or after the Closing.

(b)          Except as set forth on Schedule 3.25(b), none of the Company or any of its Subsidiaries is a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of the Company or any of its Subsidiaries, non-competition agreement restricting the activities of the Company or any of its Subsidiaries, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries.

3.26          Employment Matters.

(a)          Schedule 3.26(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company and its Subsidiaries now in effect or under which the Company or any of its Subsidiaries has or might have any obligation, or any understanding between the Company or any of its Subsidiaries and any employee concerning the terms of such employee’s employment that does not apply to the Company and its Subsidiaries’ employees generally (collectively, “Labor Agreements”). The Company has previously delivered to Buyer true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company or any of its Subsidiaries, and complete and correct information concerning the Company and its Subsidiaries’ employees, including with respect to the (i) name, residence address, and social security number; (ii) position; (iii) compensation; (iv) vacation and other fringe benefits; (v) claims under any benefit plan; and (vii) resident alien status (if applicable). Schedule 3.26(a) sets forth a true and complete list of the names, addresses and titles of the directors, officers and managers of each of the Company and its Subsidiaries.

(b)          Except as disclosed on Schedule 3.26(b):

(i)           all employees of the Company and its Subsidiaries are employees at will, and the employment of each employee by the Company or any of its Subsidiaries may be terminated immediately by the Company or its Subsidiary, as applicable, without any cost or liability except severance in accordance with the Company and its Subsidiaries’ standard severance practice as disclosed on Schedule 3.26(b);

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(ii)          to the best knowledge of the Company, no employee of the Company or any of its Subsidiaries has any plan to terminate his or her employment now or in the near future, whether as a result of the transactions contemplated hereby or otherwise;

(iii)         to the best knowledge of the Company, no employee of the Company or any of its Subsidiaries, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(iv)         None of the Company or any of its Subsidiaries is a party to any collective bargaining agreement, has any material labor relations problems, and there is no pending representation question or union organizing activity respecting employees of the Company or any of its Subsidiaries.

(c)          (c)      Except as disclosed on Schedule 3.26, each of the Company and its Subsidiaries has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor. There is no legal prohibition with respect to the permanent residence of any employee of the Company or any of its Subsidiaries in the United States or his or her permanent employment by the Company or any of its Subsidiaries. Except as disclosed on Schedule 3.26(c), no present or former employee, officer, director or manager of the Company or any of its Subsidiaries has, or will have at the Closing Date, any claim against the Company or any of its Subsidiaries for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of the Company and its Subsidiaries applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company or any of its Subsidiaries to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits, house accumulation funds, under ERISA or otherwise, have been paid or adequate accruals therefor have been made.

3.27          Withholding. All obligations of the Company and its Subsidiaries applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company or any of its Subsidiaries to trusts or other funds or to any Authority, or with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the applicable Financial Statements. All reasonably anticipated obligations of the Company and its Subsidiaries with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company and its Subsidiaries prior to the Closing Date.

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3.28          Employee Benefits and Compensation.

(a)          Schedule 3.28 sets forth a true and complete list of each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company or any of its Subsidiaries at any time during the 7-calendar year period immediately preceding the date hereof and/or with respect to which the Company or any of its Subsidiaries could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is and has been maintained in substantial compliance with all applicable laws, including but not limited to ERISA, and has been administered and operated in all material respects in accordance with its terms.

(b)          Each Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the Stockholders and the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a “reportable event” (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the “PBGC”) has occurred with respect to any Plan. No Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company or any of its Subsidiaries was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(c)          Neither the Company nor to the knowledge of the Stockholders and the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. Neither the Company nor any of its Subsidiaries has maintained any Plan (other than a Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code) which provides benefits with respect to current or former employees or directors following their termination of service with the Company (other than as required pursuant to COBRA). Each Plan subject to the requirements of COBRA has been operated in substantial compliance therewith.

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(d)          No individual will accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transaction contemplated by this Agreement. No material liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the knowledge of the Stockholders and the Company, threatened, by or against any Plan or the Company or any of its Subsidiaries with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to each Plan which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as of the most recent actuarial valuation report prepared for each such Plan, the aggregate present value of the accrued liabilities thereof (determined in accordance with Statement of Financial Accounting Standards No. 35) did not exceed the aggregate fair market value of the assets allocable thereto.

(e)          No Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and the Company has not been obligated to contribute to any multiemployer plan. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for PBGC insurance premiums payable in the ordinary course) or Section 412(f) or (n) of the Code, by the Company or any entity required to be aggregated with the Company pursuant to Section 4001(b) of ERISA and/or Section 414 (b), (c), (m) or (o) of the Code with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA).

(f)          There is no unfunded non-tax-qualified Plan which provides a pension or retirement benefit.

(g)          Neither the Company nor any of its Subsidiaries has made any commitment to create or cause to exist any employee benefit plan which is not listed on Schedule 3.28, or to modify, change or terminate any Plan (other than as may be necessary for compliance with applicable law).

(h)          Neither the Company nor any Subsidiary has any plan, arrangement or agreement providing for “deferred compensation” that is subject to Section 409A(a) of the Code, or any plan, arrangement or agreement that is subject to Section 409A(b) of the Code.

(i)          With respect to each Plan, the Company has delivered or caused to be delivered to Buyer and its counsel true and complete copies of the following documents, as applicable, for each respective Plan — (i) all Plan documents, with all amendments thereto; (ii) the current summary plan description with any applicable summaries of material modifications thereto as well as any other material employee or government communications; (iii) all current trust agreements and/or other documents establishing Plan funding arrangements; (iv) the most recent IRS determination letter and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing; (v) the three most recently prepared IRS Forms 5500; (vi) the three most recently prepared financial statements; and (viii) all material related contracts, including without limitation, insurance contracts, service provider agreements and investment management and investment advisory agreements.

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3.29          Real Property; Land Use Rights.

(a)          Schedule 3.29(a) sets forth a true and complete list of Real Property and land use rights validly and legally owned or to be owned by the Company and its Subsidiaries and Office Lease leased by the Company and its Subsidiaries.

(b)          Except as set forth on Schedule 3.29(b), no Real Property, land use rights or Office Lease listed on Schedule 3.29(a) are subject to any Lien. No person is in possession or occupation of, or claims a right or interest of any kind in, any Real Property, land use rights or Office Lease adverse to the interests of the Company and its Subsidiaries. Each of the Company and its Subsidiaries is entitled to and has exclusive possession of the relevant Real Property, land use rights and Office Lease stated on Schedule 3.29(a).

(c)          With respect to the Office Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exists no default or event of default thereunder by the Company or any of its Subsidiaries or by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company or any of its Subsidiaries thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company and any of its Subsidiaries holds the leasehold estate on the Office Lease, free and clear of all Liens, except for Liens of mortgagees of the Real Property in which such leasehold estate is located. The Real Property leased by the Company and its Subsidiaries is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties. The Company is in physical possession and actual and exclusive occupation of the whole of the leased property, none of which is subleased or assigned to another Person. The Office Lease leases all useable square footage of the premise located at the leased Real Property. The Company does not owe any brokerage commission with respect to any Real Property or land use rights.

3.30          Accounts. Schedule 3.30 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company and its Subsidiaries, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

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3.31          Tax Matters.

(a)          (i) Each of the Company and its Subsidiaries has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes of the Company and its Subsidiaries which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) except as set forth on Schedule 3.31, all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending or proposed or, to the best knowledge of the Company, threatened, with respect to Taxes of the Company or any of its Subsidiaries or for which a Lien may be imposed upon any of the Company’s or its Subsidiaries’ assets and, to the best of the Company’s knowledge, no basis exists therefor; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company or any of its Subsidiaries or for which a Lien may be imposed on any of the Company or its Subsidiaries’ assets has been waived or extended, which waiver or extension is in effect; (vi) the Company and each Subsidiary has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and have duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company or such Subsidiary; (vii) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code; (viii) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the sale and transfer of the Shares to Buyer pursuant to this Agreement or otherwise with respect to or as a result of any transaction contemplated by this Agreement; (ix) none of the assets of the Company or any of its Subsidiaries is required to be treated as owned by another Person for income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or otherwise; (x) none of the assets of the Company or any of its Subsidiaries is “tax-exempt use property” within the meaning of Section 168(h) of the Code, “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code, or subject to a “TRAC lease” under Section 7701(h) of the Code (or any predecessor provision); (xi) there is no Lien for Taxes upon any of the assets of the Company or its Subsidiaries; (xii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of applicable Law), with respect to the Company or any of its Subsidiaries; (xiii) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries has not paid any Tax or filed Tax Returns, asserting that the Company or any of its Subsidiaries is or may be subject to Tax in such jurisdiction; and (xiv) the Company has provided to Buyer true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2007; (xv) there is no outstanding power of attorney from the Company or any of its Subsidiaries authorizing anyone to act on behalf of the Company or any of its Subsidiaries in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company or any of its Subsidiaries; (xvi) none of the Company or any of its Subsidiaries is, or has ever been, a party to any Tax sharing or Tax allocation Contract; (xvii) none of the Company or any of its Subsidiaries is, or has ever been, included in any consolidated, combined or unitary Tax Return; (xviii) to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company or any of its Subsidiaries with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company or any of its Subsidiaries for any other period; (xix) none of the Company or any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; (xx) none of the Company or any of its Subsidiaries is a party to any Contract for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by the Company or such Subsidiary by reason of Section 162 or 404 of the Code; (xxi) none of the Company or any of its Subsidiaries is a party to a Contract that requires or would upon the occurrence of certain events require the Company or any of its Subsidiaries to make a payment which would not be fully deductible under Section 280G of the Code without regard to whether such payment is reasonable compensation for services rendered and without regard to any exception that requires future action by any Person; (xxii) none of the Company or any of its Subsidiaries is a “consenting corporation” within the meaning of Section 341(f) of the Code (as in effect prior to the repeal of such provision); (xxiii) none of the Company nor any of its Subsidiaries has ever made or been required to make an election under Section 336 or 338 of the Code; (xxiv) during the last two years, none of the Company or any of its Subsidiaries has engaged in any exchange under which gain realized on the exchange was not recognized under Section 1031 of the Code; (xxv) none of the Company or any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” under Section 355 of the Code in any transaction within the last two years or pursuant to a plan or series of related transactions (within the meaning of Code Section 355(e) of the Code) with any transaction contemplated by this Agreement; (xxvi) none of the Company nor any of its Subsidiaries is, or has ever been, a “personal holding company” (within the meaning of Code Section 542), a stockholder in a “controlled foreign corporation” (within the meaning of Code Section 957), a “foreign personal holding company” (within the meaning of Code Section 552 as in effect prior to the repeal of such section), or a “passive foreign investment company” (within the meaning of Code Section 1297), or an owner in any entity treated as a partnership or disregarded entity for U.S. federal income tax purposes; (xxvii) none of the outstanding indebtedness of the Company or any of its Subsidiaries constitutes indebtedness to which any interest deduction may be limited or disallowed under Section 163(i), (j) or (l), 265 or 279 of the Code (or any comparable provision of applicable Law); (xxviii) none of the Company or any of its Subsidiaries is or has been a “United States real property holding corporation” (within the meaning of Code Section 897(c)(2)) at any time during the period specified in Section 897(c)(l)(A)(ii) of the Code; and (xxviv) the Company and each of its Subsidiaries is and has been treated as a foreign corporation for U.S. federal income tax purposes.

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(b)          None of the Company or any of its Subsidiaries has entered into a “reportable transaction” (within the meaning of Code Section 6707A or Treasury Regulations §1.6011-4 or any predecessor thereof). In the case of any transaction that could result in a “substantial understatement of tax” (within the meaning of Code Section 6662(d)) of the Company or any of its Subsidiaries if the claimed Tax treatment were disallowed, the Company or such Subsidiary has “substantial authority” (within the meaning of Code Section 6662(d)) for the claimed treatment, or in the case of a transaction other than a “tax shelter” (within the meaning of Code Section 6662(d)(2)(C)(ii), has “adequately disclosed” (within the meaning of Code Section 6662(d)) on its applicable income Tax Return the relevant facts affecting the Tax treatment.

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(c)          None of the Company or any of its Subsidiaries is required to include any adjustment under Section 481 or 482 of the Code (or any corresponding provision of applicable Law) in income for any period ending after the date of the Audited Annual Financial Statements. None of the Company or any of its Subsidiaries will be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) any intercompany transaction or excess loss account described in Treasury regulations under Section 1502 of the Code (or any corresponding provision of applicable Law); or (ii) use of an installment sale, open transaction, income forecast or completed contract method of accounting with respect to any transaction that occurred on or before the Closing Date.

(d)          The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Audited Annual Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of any of the Company and its Subsidiaries in filing its Tax Return.

(e)          The Stockholders understand that following the Closing, any FIRPTA Certificate or IRS Form W-8 BEN (or applicable successor form) delivered to Buyer pursuant to Section 9.2(v) will be retained by Buyer, and will be made available to the Taxing Authorities upon request.

3.32          Environmental Laws. Each of the Company and its Subsidiaries has complied in all material respects with all Laws relating to pollution or the protection of the environment or human health or hazardous materials (collectively, the “Environmental Laws”), and there is not and there has not been at any time any notice, demand, request for information, complaint, order, investigation, or review pending or, to the best knowledge of the Company, threatened by any Authority with respect to any alleged violation by the Company or any of its Subsidiaries of any Environmental Law. None of the Company or any of its Subsidiaries has been requested by any Authority to pay any sum of money, or otherwise aid or take any action or refrain from taking actions, to abate or remediate any environmental occurrence or condition (including removal of asbestos or any other potentially hazardous substance). Any Real Property owned by the Company or any of its Subsidiaries, or any of their Affiliates, is in compliance in all material respects with all Environmental Laws and no environmental site assessments for any such Real Property have identified any violations of any Environmental Laws in connection therewith.

3.33          Finders’ Fees. Except for the finder fee payable to Landon Financial Advisors pursuant to that certain Finder’s Fee Agreement, dated December 16, 2011, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company, any Stockholder or any of their Affiliates who might be entitled to any fee or commission from Buyer or any of its Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

3.34          Powers of Attorney and Suretyships. Except as set forth on Schedule 3.34, none of the Company or any of its Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

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3.35          Directors and Officers. Stockholders are, and since the date of formation, have been, the only directors of the Company and its Subsidiaries. Schedule 3.35 sets forth a true, correct and complete list of all officers of the Company or any of its Subsidiaries.

3.36          Other Information. Neither this Agreement nor any of the documents or other information made available to Buyer or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with Buyer’s due diligence review of the Business, the Shares, and assets of any of the Company or its Subsidiaries or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. To the best knowledge of the Company, the Company and Stockholders provided Buyer all material information regarding the Business, Shares and assets of the Company and its Subsidiaries.

3.37          Certain Business Practices. Neither the Company, nor any Subsidiary, nor any director, officer, agent or employee of the Company or any Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company, nor any Subsidiary, nor any director, officer, agent or employee of the Company or any Subsidiary (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company) has, since January 1, 2000, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or any Subsidiary or assist the Company or any Subsidiary in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had an adverse effect on the Company or any Subsidiary, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company or any Subsidiary that could reasonably be expected to subject the Company or any Subsidiary to suit or penalty in any private or governmental litigation or proceeding.

3.38          Money Laundering Laws. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no Action involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.39          OFAC. None of the Company, any Subsidiary, any director or officer of the Company or any Subsidiary, or, to the knowledge of the Stockholders, any agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (the “OFAC”); and the Company or any Subsidiary has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

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3.40         Additional PRC Representations and Warranties.

(a)         All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of the Company and its Subsidiaries have been duly obtained from the relevant PRC Authority and are in full force and effect.

(b)         All filings and registrations with the PRC Authorities required in respect of the Company and its Subsidiaries and their respective operations including, without limitation, the registration with and/or approval by the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs offices and other PRC Authorities that administer foreign investment enterprises have been duly completed in accordance with the relevant PRC rules and regulations, except where the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(c)         Schedule 3.40(c) sets out a correct and complete corporate structure reflecting all the current Subsidiaries of the Company and the equity interests held by the Company in such Subsidiaries.

(d)         The Company and its Subsidiaries have complied with all relevant PRC laws and regulations regarding the contribution and payment of their registered share capital. Schedule 3.40(d) sets forth a true and correct list indicating the registered capital of each Company’s Subsidiaries, all of which have been fully paid in. All the registered capital of the Company’s Subsidiaries are free and clear of all Liens. There are no options, warrants, conversion privileges or other rights or agreements with respect to the issuance thereof, presently outstanding to purchase any of the equity interests of the Company’s Subsidiaries and no equity interests of the Company’s Subsidiaries are subject to any pledge, security, encumbrance, preemptive rights, rights of first refusal or other rights to purchase such equity interests (whether in favor of the Company’s Subsidiaries or any other person).

(e)         Neither the Company nor any of its Subsidiaries is in receipt of any letter or notice from any relevant PRC Authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by the Company or any of its Subsidiaries, except where the notice or the letter does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

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(f)         The Company and its Subsidiaries have conducted their respective business activities within the permitted scope of business or have otherwise operated their respective businesses in compliance, in all material respects, with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC Authorities, except where such non-compliance has not had and would not reasonably be expected to have, resulted in a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Company’s or its Subsidiaries’ business which is subject to periodic renewal, the Stockholders, the Company and each Subsidiary have no knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC Authorities, except where such grounds do not, and would not, individually or in the aggregate, result in a Material Adverse Effect.

(g)         Except as disclosed on Schedule 3.40(g), with regard to employment and staff or labor, the Company and its Subsidiaries have complied with all applicable PRC laws and regulations, including without limitation, laws and regulations pertaining to execution of Labor Agreements, welfare funds, social benefits, medical benefits, house accumulation benefits, insurance, retirement benefits, pensions or the like.

(h)         Except as disclosed on Schedule 3.40(h), the Company and its Subsidiaries have made all contribution of social insurance premiums and housing funds required by all applicable PRC laws and regulations, and have obtained all of the necessary certificates evidencing such contributions.

3.41         Warranty Claims. Since January 1, 2010, there have been no threatened or pending Warranty Claims against the Company or any of its Subsidiaries in connection with the Business, which Warranty Claims exceed $100,000 in the aggregate. Except as set forth on Schedule 3.41, the Company does not make any representation or warranty as to the Company’s and its Subsidiaries’ clients with respect to the Business. Schedule 3.41 contains a complete list of the threatened or pending Warranty Claims against the Company or any of its Subsidiaries within three (3) days of the date hereof and such schedule will be updated to set forth as of a date within three (3) days of the Closing Date. As used herein, “Warranty Claims” means claims by third parties for defects in products sold by or services delivered by the Company or any of its Subsidiaries which the third party claims do not meet the product or service warranty or specifications.

3.42         Investment Representations.

(a)         Each Stockholder is an “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act and has sufficient knowledge and experience in investing so as to be able to evaluate the risks and merits of the investments in the Buyer Common Stock;

(b)         Each Stockholder understands that the Buyer Common Stock has not been registered under the Securities Act and that they will be “restricted securities” and must be held until there has been compliance with the registration requirements of such Act and applicable state securities laws, except as permitted under certain exemptions to such requirements contained in such Act and the rules and regulations promulgated thereunder. Each Stockholder will not offer, sell, pledge, hypothecate, or otherwise transfer or dispose any of the Buyer Common Stock unless such offer, sale, pledge, hypothecation or other transfer or disposition is registered under the Securities Act or exempt from the registration requirements thereof.

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(c)         Each Stockholder is able to financially bear the risks of loss of its or his entire investment in the Buyer Common Stock issuable as part of the Purchase Price hereunder;

(d)         Each Stockholder is acquiring the Buyer Common Stock for its or his own account and not with a view to or for sale in connection with any distribution thereof; and

(e)         Each Stockholder understands and consents to the placement of a legend on any certificate or other document evidencing Buyer Common Stock stating that such Buyer Common Stock has not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate issued to any Stockholder evidencing the Buyer Common Stock shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of the Buyer Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

(f)         Each Stockholder has had a full and complete opportunity to inquire and examine all information deemed by it or him to be relevant and material to make an informed decision about the transactions contemplated in this Agreement and the Additional Agreements. Each Stockholder acknowledges and agrees that it or he is not relying upon any representations or warranties of Buyer except the representations and warranties specifically set forth in this Agreement.

3.43         Nantong Acquisition. The acquisition (the “Nantong Acquisition”) by Yahui Technology of 70% of the equity interest of each of Nantong Lvhejin and Nantong Diandu from Trade Union in accordance with the terms of Stock Transfer Agreements, and as approved by the United States Bankruptcy Court for the Central District of California on September 15, 2011, has been completed and Yahui Technology has good, valid and marketable title to all of the capital stock representing 70% of the equity interest of Nantong Wheel Company, free and clear of all Liens. Except as set forth in Schedule 3.43, no further action, filing or consent on the part of the Company, its Subsidiaries, including Yahui Technology or any other person is required for the consummation of the Nantong Acquisition.

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3.44         Information Supplied. None of the information supplied or to be supplied by the Company or the Stockholders expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Buyer’s stockholders with respect to the Tender Offer will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company or the Stockholders or that are included in the Buyer SEC filings).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company and Stockholder(s) that, except as disclosed in the Buyer SEC Documents:

4.1         Corporate Existence and Power. Buyer is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

4.2         Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the Additional Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and it constitutes, and upon their execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of Buyer, enforceable against it in accordance with its terms.

4.3         Governmental Authorization. Neither the execution, delivery nor performance by Buyer of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority except for any filings required to be made in connection with the Registration Rights Agreement.

4.4         Non-Contravention. The execution, delivery and performance by Buyer of this Agreement do not and will not (i) provided that fewer than 83% of the Buyer’s public stockholders exercise their redemption rights with respect to such transaction (as specified in the Buyer’s organizational documents), contravene or conflict with the organizational or constitutive documents of Buyer, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon Buyer.

4.5         Finders’ Fees. Except for the Deferred Underwriting Amount and the fee payable to Landon Financial Advisors pursuant to that certain Finder’s Fee Agreement, dated December 16, 2011, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates who might be entitled to any fee or commission from Stockholders or any of their Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

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4.6         Issuance of Shares. The Payment Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

4.7         Capitalization. The authorized capital stock of Buyer consists of 50,000,000 shares of Buyer Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share, of which 4,894,983 shares of Buyer Common Stock are issued and outstanding as of the date hereof and no shares of preferred stock are issued and outstanding. No shares of capital stock or other voting securities of Buyer are issued, reserved for issuance or outstanding. All outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Law (2009 Revision) of the Cayman Islands, the Buyer’s organizational documents or any contract to which Buyer is a party or by which Buyer is bound. Except as set forth in the Buyer’s organizational documents and the Buyer SEC Documents, there are no outstanding contractual obligations of Buyer to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock or any capital equity of Buyer. There are no outstanding contractual obligations of Buyer to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.8         Information Supplied. None of the information supplied or to be supplied by Buyer expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Buyer’s stockholders with respect to the Tender Offer will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Buyer or that are included in the Buyer SEC filings).

4.9         Trust Fund. As of the date of this Agreement (and immediately prior to the Closing Date), Buyer has (and will have immediately prior to the Closing Date) at least $36,606,095.50 (the “Minimum Trust Amount”) in the trust fund established by Buyer for the benefit of its public stockholders (the “Trust Fund”) in a trust account at Morgan Stanley (the “Trust Account”), such monies invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended), and held in trust by American Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of March 30, 2011, between Buyer and Trustee (the “Trust Agreement”).

4.10        Listing. The Buyer Common Stock is listed on the NASDAQ Capital Market. There is no action or proceeding pending or, to Buyer’s knowledge, threatened against Buyer by the NASDAQ Capital Market with respect to any intention by such entity to prohibit or terminate the listing of the Buyer Common Stock on the NASDAQ Capital Market.

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4.11         Board Approval; Tender Offer. The Buyer’s board of directors (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Buyer, and (iii) determined that the transactions contemplated hereby constitutes a “Business Transaction” as such term is defined in the Buyer’s Amended and Restated Memorandum and Articles of Association. Assuming no more than eighty-three percent (83%) of the “IPO Shares” as defined in the Buyer’s Amended and Restated Memorandum and Articles of Association, elect to redeem their Buyer Common Stock in the Tender Offer, no other action on the part of Buyer’s stockholders is required to consummate the transactions contemplated hereby and upon consummation thereof, Article 156 of the Buyer’s Amended and Restated Memorandum and Articles of Association, shall no longer be applicable.

4.12         Buyer SEC Documents and Buyer Financial Statements. Buyer has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Buyer with the SEC since Buyer’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Buyer SEC Documents”). Buyer has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Buyer’s Annual Reports on Form 20-F for each fiscal year of Buyer beginning with the first year Buyer was required to file such a form, (ii) all proxy statements relating to Buyer’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Reports of Foreign Private Issuer on Form 6-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 4.12) filed by Buyer with the SEC since Buyer’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii) and (iv) above, whether or not available through EDGAR, are, collectively, the “Buyer SEC Documents”). The Buyer SEC Documents were, and the Additional Buyer SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Buyer SEC Documents did not, and the Additional Buyer SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Buyer SEC Document or Additional Buyer SEC Document has been or is revised or superseded by a later filed Buyer SEC Document or Additional Buyer SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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ARTICLE V
COVENANTS OF THE COMPANY AND STOCKHOLDERS PENDING CLOSING

The Company and Stockholders jointly and severally covenant and agree that:

5.1         Conduct of the Business. (a) From the date hereof through the Closing Date, the Company and its Subsidiaries shall, and Stockholders shall cause the Company and its Subsidiaries to, conduct the Business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of Buyer, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without Buyer’s prior written consent, the Company shall not, and shall cause its Subsidiaries not to:

(i)         amend, modify or supplement its Memorandum and Articles of Association or other organizational or governing documents;

(ii)        amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract (including Contracts described in Section 5.1(a)(ii)) below), or any other right or asset of the Company and its Subsidiaries;

(iii)       modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $150,000 (individually or in the aggregate);

(iv)        make any capital expenditures in excess of $150,000 (individually or in the aggregate);

(v)         sell, lease, license or otherwise dispose of any of the Company or its Subsidiaries’ assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein and (ii) sales of Inventory in the ordinary course consistent with past practice;

(vi)         accept returns of products sold from Inventory except in the ordinary course, consistent with past practice;

(vii)        pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any Stockholder (other than, in the case of any Stockholder as an employee of the Company or its Subsidiary, payments of salary accrued in said period at the current salary rate set forth on Schedule 3.25(a)) or any Affiliate of the Company or any its Subsidiaries;

(viii)       authorize any salary increase of more than 10% for any employee making an annual salary of greater than $50,000 or in excess of $80,000 in the aggregate on an annual basis or change the bonus or profit sharing policies of the Company and its Subsidiaries;

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(ix)         obtain or incur any loan or other Indebtedness, including drawings under the Company’s existing lines of credit;

(x)         suffer or incur any Lien on any of the Company’s or its Subsidiaries’ assets;

(xi)         suffer any damage, destruction or loss of property related to any of the Company’s or its Subsidiaries’ assets, whether or not covered by insurance;

(xii)        delay, accelerate or cancel any receivables or Indebtedness owed to the Company or any of its Subsidiaries or write-off or make further reserves against the same;

(xiii)       merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiv)       suffer any insurance policy protecting any of the Company’s or its Subsidiaries’ assets to lapse;

(xv)        amend any of its plans set forth in Section 3.28(a) or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xvi)       make any change in its accounting principles or methods or write down the value of any Inventory or assets;

(xvii)       change the place of business or jurisdiction of organization of the Company or any of its Subsidiaries;

(xviii)      extend any loans other than travel or other expense advances to employees in the ordinary course of business not to exceed $2,000 individually or $50,000 in the aggregate;

(xix)       issue, redeem or repurchase any shares of its capital stock, or issue any securities exchangeable for or convertible into any shares of its capital stock;

(xx)        effect or agree to any changes in shipping practices, terms or rates;

(xxi)        reduce the prices of products sold from Inventory for customers except in the ordinary course of business;

(xxii)       effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

(xxiii)      hire any executive officers, senior managers, consultants or advisors;

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(xxiv)      make or change any material Tax election or change any annual Tax accounting periods; or

(xxv)       agree to do any of the foregoing.

(b)         The Company and its Subsidiaries shall not, and Stockholders shall cause the Company and its Subsidiaries not to, (i) take or agree to take any action that might make any representation or warranty of the Company or any Stockholder hereunder inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

5.2         Access to Information.

(a)         From the date hereof until and including the Closing Date, the Company and its Subsidiaries shall, and each Stockholder shall cause the Company and its Subsidiaries to, (a) continue to give Buyer, its legal counsel and other representatives full access to the offices, properties and, Books and Records, (b) furnish to Buyer, its legal counsel and other representatives such information relating to the Business as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives of the Company and its Subsidiaries to cooperate with Buyer in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or Stockholders and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company and its Subsidiaries.

(b)         If requested by the Buyer, the Company and Stockholders shall arrange for representatives of Buyer to meet with or speak to the representatives of the ten largest clients of the Company and its Subsidiaries.

5.3         Notices of Certain Events. The Company and each Stockholder shall promptly notify Buyer of:

(a)         any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company or any of its Subsidiaries (or Buyer, Post-Closing) to any such Person or create any Lien on any Shares or any of the Company’s or its Subsidiaries’ assets;

(b)         any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)         any Actions commenced or threatened against, relating to or involving or otherwise affecting any Stockholder, the Company or any of its Subsidiaries, the Shares, any of the Company’s or its Subsidiaries’ assets or the Business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

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(d)         the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Change; and

(e)         the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by the Company and/or any Stockholder to be false or misleading in any respect or to omit or fail to state a material fact.

5.4         Exclusivity. Neither the Company nor any Stockholder nor anyone acting on their behalf is currently involved, directly or indirectly, in any activity which is intended to, nor for so long as this Agreement is in effect, shall the Company, any Stockholder or anyone acting on their behalf, directly or indirectly, (a) encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to or cooperate in any manner with any Person, other than Buyer or its Affiliates (collectively “Excluded Persons”), or an officer, partner, employee or other representative of an Excluded Person, concerning the sale of all or any part of the Business, any of the Company’s or its Subsidiaries’ assets (other than in the ordinary course of business), the Shares or any capital stock or other securities of the Company or any of its Subsidiaries, whether such transaction takes the form of a sale of stock, assets, merger, consolidation, or issuance of debt securities or making of a loan or otherwise or any joint venture or partnership or (b) otherwise solicit, initiate or encourage the submission (or attempt to submit) of any inquiry or proposal contemplating the sale of all or any part of the Business, the sale of the Company’s or its Subsidiaries’ assets (other than in the ordinary course of business), the Shares or any capital stock, membership interests or other securities of the Company or any of its Affiliates or Subsidiaries, whether such transaction takes the form of a sale of equity, assets, merger, consolidation or otherwise, or issuance of debt securities or making of a loan or any joint venture or partnership or (iii) consummate any such transaction or accept any offer or agree to engage in any such transaction. The Company or Stockholders shall promptly (within 24 hours) communicate to Buyer the terms of any proposal, contract or sale which it may receive in respect of any of the foregoing and respond to any such communication in a manner reasonably acceptable to Buyer. The notice of the Company and each Stockholder under this Section 5.4 shall include the identity of the person making such proposal or offer, copies (if written) or a written description of the terms (if oral) thereof and any other such information with respect thereto as Buyer may reasonably request.

5.5         Annual and Interim Financial Statements. From the date hereof through the Closing Date, within thirty (30) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, the Company shall deliver to Buyer an unaudited summary of its earnings and an unaudited balance sheet for the period from the Interim Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments. Such certificate shall also state that except as noted, from the Interim Balance Sheet Date through the end of the previous month there has been no Material Adverse Effect. The Company shall also promptly deliver to Buyer copies of any audited financial statements of the Company that the Company’s certified public accountants may issue.

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5.6         SEC Filings.

(a)         The Company and the Stockholders acknowledge that:

(i)         the Buyer will be required to initiate an issuer tender offer by filing a Schedule TO providing the Buyer’s public stockholders with the right to tender their shares sold in the IPO for a pro rata portion of the Trust Account as more fully set forth in the Buyer SEC Documents;

(ii)        the Buyer will be required to file Annual Reports on Form 20-F that may be required to contain information about the transactions contemplated by this Agreement; and

(iii)       the Buyer will be required to file Reports of Foreign Private Issuer on Form 6-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b)         In connection with any filing the Buyer makes with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company and the Stockholders shall, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing (i) cooperate with the Buyer, (ii) respond to questions about the Company or the Stockholders required in any filing or requested by the SEC, and (iii) provide any information requested by the Buyer or Buyer’s representatives in connection with any filing with the SEC.

5.7         Financial Information. The Stockholders and the Company will provide additional financial information requested by the Buyer for inclusion in any filings to be made by the Buyer with the SEC. If requested by the Buyer, such information must be reviewed or audited by the Company’s auditors.

5.8         Trust Account. The Buyer shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and (i) all amounts payable to stockholders of Buyer holding IPO Shares who shall have validly tendered and not withdrawn their shares of Buyer Common Stock in the Tender Offer upon acceptance by the Buyer of such shares, (ii) the Deferred Underwriting Amount to the underwriter in the IPO, (iii) the expenses to the third parties to which they are owed and (iv) the remaining monies in the Trust Account to Buyer.

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5.9         Tender Offer.

(a)         Tender Offer. Prior to the Closing Date, Buyer will provide its stockholders with the opportunity to redeem their shares of Buyer Common Stock for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less taxes payable by Buyer, upon the consummation of the transactions contemplated by this Agreement (the “Tender Offer”). Unless otherwise agreed to by the parties, Buyer shall use its commercially reasonably best efforts (subject to market conditions) to conduct the Tender Offer pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act (as modified, waived or otherwise agreed to with the SEC) which regulates issuer tender offers and compliance with the requirement of Article 156 of its charter, and will file Tender Offer documents with the SEC. The Tender Offer documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the transaction and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies. The obligation of Buyer to accept for payment shares of Buyer Common Stock validly tendered and not validly withdrawn pursuant to the Tender Offer shall be subject to the condition (the “Maximum Tender Condition”) that no more than a number of shares of the Buyer Common Stock equal to eighty-three percent (83%) of the IPO Shares (as defined in Buyer Amended and Restated Memorandum and Articles of Association) shall have been validly tendered and not validly withdrawn pursuant to and prior to the expiration of the Tender Offer.

(b)         Payment Obligations. If the payment to a registered holder under the Tender Offer is to be made to a Person other than the Person in whose name the surrendered certificate formerly evidencing Buyer Common Stock is registered on the transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of such consideration to a Person other than the registered holder of the certificate surrendered, or shall have established to the reasonable satisfaction of Buyer that such Taxes either have been paid or are not applicable.

(c)         Tender Offer Documents. Buyer shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the “Schedule TO”) with respect to the Tender Offer which shall contain the materials set forth in Section 5.10(c). The Schedule TO shall contain or shall incorporate by reference an offer to purchase (an “Offer to Purchase”) and forms of the related letter of transmittal and any related summary advertisement (such Schedule TO, Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the “Offer Documents”). Each of Buyer, the Company and the Stockholders agree to correct promptly any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Buyer further agrees to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the SEC, and the other Offer Documents, as so corrected, to be disseminated to holders of Buyer Common Stock, in each case as and to the extent required by applicable federal securities laws. Buyer shall give the Company, the Stockholders and their counsel a reasonable opportunity to review and comment on the Offer Documents prior to such documents being filed with the SEC or disseminated to holders of the Buyer Common Stock. Buyer shall provide the Company, the Stockholders and its counsel with any comments that Buyer or its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel with a reasonable opportunity to participate in the response of Buyer to such comments.

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(d)         Company Cooperation. The Company acknowledges that a substantial portion of the filings with the SEC and mailings to Buyer’s stockholders with respect to the Tender Offer shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Buyer with such information as shall be reasonably requested by Buyer for inclusion in or attachment to the Offer Documents to be filed and/or mailed as of and following the commencement of the Tender Offer, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company and its Stockholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies even if such information is not required under the tender offer rules. The Company and the Stockholders understand that such information shall be included in the Offer Documents and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall make, and cause each Subsidiary to make, their managers, directors, officers and employees available to Buyer and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(e)         Termination of Tender Offer. Buyer shall not terminate the Tender Offer prior to any scheduled Expiration Time without the prior consent of the Company except in the event this Agreement is terminated pursuant to the terms hereof.

(f)         Other Information. None of the information supplied or to be supplied by the Company or the Stockholders with respect to such Stockholder expressly for inclusion or incorporation by reference in the filings with the SEC or the mailings to Buyer’s stockholders as it relates to the Tender Offer will, at the date of filing or mailing, or any amendment thereto, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company and/ or Stockholders or that is included in the SEC filings or mailings).

5.10         Employees of the Company. Schedule 5.10 lists those employees of the Company or any of its Subsidiaries designated by the Company as key personnel of the Company and its Subsidiaries (the “Key Personnel”). The Key Personnel shall, as a condition to their continued employment with the Company or any of its Subsidiaries, as applicable, execute and deliver to the Company or its Subsidiaries, as applicable, non-solicitation, non-service, non-compete and confidentiality agreements in form and substance satisfactory to Buyer (the “Confidentiality and Non-Solicitation Agreements”). The Company and its Subsidiaries shall use their best efforts to enter into Labor Agreements with each of its employees to the extent required by Law prior to the Closing Date, and to satisfy all obligations of the Company and its Subsidiaries applicable to its employees, including without limitation the matters described in Schedules 3.40(g) and 3.40(h), whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company or any of its Subsidiaries to any trust or other funds or to any Authority, with respect to, social insurance benefits, housing fund benefits, unemployment or disability compensation benefits or otherwise.

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5.11         Application for Permits. The Company and Stockholders shall apply for all Permits listed on Schedule 3.19 as not being valid and in full force and effect (the “Outstanding Permits”), and shall use their best efforts to obtain each Outstanding Permit and ensure that the same are valid and in full force and effect as promptly as practicable hereafter, but in any event no later than the Closing Date.

5.12         Perfecting Intellectual Property Rights. The Stockholders and the Company shall perfect the Company’s rights, title and interest in and to the Intellectual Property Rights prior to Closing, including, without limitation, by registering the transfer from Jianghan University (江汉大学) to the Company or its Subsidiaries of the patent for the colored die-casting aluminum-alloy (可着色压铸铝合金) (the “Jianghan University Patent”) to be used in the manufacture of wheels with the State Intellectual Property Office (国家知识产权局) or its local counterparts.

5.13         Affiliate Loans and Guarantees. The Stockholders and the Company shall terminate all loans and guarantees (the “Affiliate Loans and Guarantees”) by the Company and its Subsidiaries for the benefit of each of the Stockholders, the Company’s and the Subsidiaries’ officers and directors, and any of their respective Affiliates, prior to the Closing Date.

5.14         Third-Party Loans and Guarantees. The Company and certain of its Subsidiaries have provided certain third-party loans and guarantees to such Persons and in such amounts and maturity dates as identified on Schedule 5.14 attached hereto (the “Third-Party Loans and Guarantees”). None of the Third-Party Loans and Guarantees are to, or for the benefit of, Affiliates of the Company, any Subsidiary, or their respective officers and directors. The Company and the Subsidiaries shall not extend or renew any Third-Party Loans and Guarantees past their respective maturity dates, as disclosed on Schedule 5.14, and the Company and Stockholders shall use their best efforts to obtain releases from each Third-Party Loans and Guarantee as promptly as practicable hereafter.

5.15         Audited Financial Statements. The Company shall, within 30 days of the execution of this Agreement, deliver to the Buyer the Audited Annual Financial Statements in form satisfactory to the Buyer, and which Audited Annual Financial Statements shall be the same as the Unaudited Annual Financial Statements in all material respects.

5.16         Schedules. To the extent that any of the Schedules to this Agreement are not provided to the purchaser on the date of this Agreement, such Schedules shall be provided by the Company and the Stockholders to the Buyer within 30 days of the date of this Agreement.

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ARTICLE VI
COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

The Company and Stockholders, jointly and severally, covenant and agree that:

6.1         Confidentiality. Except as otherwise required by law, prior to and after the Closing, neither the Company nor any Stockholder shall, without the prior written consent of Buyer, or a person authorized thereby, disclose to any other Person or use (whether for the account of the Company or any Stockholder or any other party) any confidential information or proprietary work product of Buyer or the Company or any client of Buyer or the Company. In the event the Company or any Stockholder believes that it is required to disclose any such confidential information pursuant to applicable Laws, the Company or such Stockholder shall give timely written notice to Buyer so that Buyer may have an opportunity to obtain a protective order or other appropriate relief. The Company and all Stockholders shall cooperate fully in any such action by Buyer.

6.2         Injunctive Relief. If the Company or any Stockholder breaches, or threatens to commit a breach of, any of the covenants set forth in Sections 5.1, 5.4, 6.1, 8.2 or 13.4 (the “Restrictive Covenants”), Buyer shall have the following rights and remedies, which shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer by agreement (including those set forth in Section 11.1 hereof), under law or in equity:

(a)         The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Buyer and that monetary damages will not provide adequate remedy to Buyer; and

(b)         The right and remedy to require the Company and each Stockholder, jointly and severally, (i) to account for and pay over to Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by the Company, any Stockholder or any associated party as the result of any such breach; and (ii) to indemnify Buyer against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys’ fees and court costs, which may be incurred by it and which result from or arise out of any such breach or threatened breach.

6.3         Best Efforts to Obtain Consents. The Company and Stockholders shall use their best efforts to obtain each Company Consent as promptly as practicable hereafter.

6.4         Sale Restriction. No Stockholder shall sell, assign, transfer or otherwise dispose of any of the Payment Shares for a period of six (6) months following the Closing Date.

6.5         Nantong Acquisition. The Company and Stockholders shall use their best efforts to cause Yahui Technology to complete the payment of the equity transfer price according to the Stock Transfer Agreements in connection with the Nantong Acquisition and to diligently satisfy any other obligations of Yahui Technology arising from the Nantong Acquisition as soon as practicable hereafter, or to otherwise satisfy Yahui Technology’s obligations in connection with the consummation of the Nantong Acquisition under all applicable United States and PRC law.

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6.6         Best Efforts to Enter into Customer and Supplier Agreements. The Company and Stockholders shall use their best efforts to enter into and to cause its Subsidiaries to enter into binding agreements with each of the major customers and suppliers of the Company and its Subsidiaries (collectively, the “Customer and Supplier Agreements”) as promptly as practicable hereafter. For purposes of this Section 6.6, a customer shall be a “major” customer if revenues from such customer represent 5% or more of the Company’s revenues for the most recently completed fiscal quarter, and a supplier shall be a “major” supplier if expenses for such supplier represent 5% or more of the Company’s operating expense for the most recently completed fiscal quarter.

ARTICLE VII
COVENANTS OF BUYER

Buyer covenants and agrees that from and after the Closing:

7.1         Registration of Payment Shares. Buyer shall effect the registration of the Payment Shares in accordance with the provisions of and its obligations under the Registration Rights Agreement.

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

8.1         Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and in the case of the Company and each Stockholder as reasonably requested by Buyer, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement in order to transfer all of the Shares to Buyer and to vest in Buyer good, valid and marketable title to the Shares, free and clear of all Liens.

8.2         Confidentiality of Transaction. Any information (except publicly available or freely usable material obtained from another source) respecting any party or its Affiliates will be kept in strict confidence by all other parties to this Agreement and their agents. Except as required by Law, neither the Company nor any Stockholder nor any of their respective Affiliates, directors, officers, employees or agents will disclose the terms of the transactions contemplated hereunder or by any Additional Agreement at any time, currently, or on or after the Closing, regardless of whether the Closing takes place, except as required by Law or as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of the Company shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by the Company to keep such information confidential. Except as required by Law, each party shall retain all information obtained from the other and their legal counsel on a confidential basis except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of such party shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by such party to keep such information confidential.

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8.3         Tax Matters.

(a)         The Representative shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company and its Subsidiaries required to be filed by the Company or Subsidiary after the Closing Date for taxable periods ending on or before the Closing Date. Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, and shall not make, amend, revoke or terminate any Tax election or change any accounting practice or procedure without the prior written consent of the Buyer. The cost of preparing such Tax Returns shall be borne by the Stockholders. The Representative shall give a copy of each such Tax Return to the Buyer with sufficient time prior to filing for its review and comment. Stockholders (prior to the Closing) and the Buyer (following the Closing) shall cause the Company and its Subsidiaries to cooperate in connection with the preparation and filing of such Tax Returns, to timely pay the Tax shown to be due thereon, and to furnish the Buyer proof of such payment. Not later than five (5) days before the due date for payment of Taxes with respect to any such Tax Returns, Stockholders, jointly and severally, shall pay to the Company and the Subsidiaries an amount equal to that portion, if any, of the Taxes shown on such Tax Return for which Stockholders have an obligation to indemnify the Buyer pursuant to the provisions of Section 10.1(e). None of the Stockholders nor the Representative shall file (or permit the Company or any of its Subsidiaries to file) any amended Tax Return, including any carryback claim or other adjustment with respect to a Pre-Closing Period without the prior written consent of the Buyer.

(b)         Buyer shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company or any of its Subsidiaries for taxable periods including the Closing Date but ending after the Closing Date. Any such Tax Returns for a period that includes the Closing Date shall be true, correct and complete in all material respects, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, and shall not make, amend, revoke or terminate and tax election or change any accounting practice or procedure without the prior consent of the Representative, which consent shall not unreasonably be withheld, delayed or conditioned. Not later than five (5) days before the due date for payment of Taxes with respect to any such Tax Returns, Stockholders, jointly and severally, shall pay to the Company and its Subsidiaries an amount equal to that portion, if any, of the Taxes shown on such Tax Return for which Stockholders have an obligation to indemnify the Buyer pursuant to the provisions of Section 10.1(e).

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(c)         Following the Closing, the Representative may amend any Tax Return of the Company or any of its Subsidiaries for any taxable period ending on or before the Closing with the consent of Buyer, which consent shall not unreasonably be withheld, delayed or conditioned. Buyer shall cause the Company and its Subsidiaries to cooperate in connection with the preparation and filing of such amended Tax Returns and any Tax Proceeding in connection therewith. The cost of preparing and filing such amended Tax Returns shall be borne jointly and severally by Stockholders.

(d)         Following the Closing, the Buyer may amend any Tax Return of the Company or any of its Subsidiaries for any taxable period ending on or before the Closing to correct any errors, with the consent of the Representative, which consent shall not unreasonably be withheld, delayed or conditioned. The cost of preparing and filing such amended Tax Returns shall be borne jointly and severally by Stockholders.

(e)         Buyer shall retain (or cause the Company and its Subsidiaries to retain) all Books and Records with respect to Tax matters of the Company and its Subsidiaries for Pre-Closing Periods for at least seven (7) years following the Closing Date and to abide by all record retention agreements entered into by or with respect to the Company or any of its Subsidiaries with any Taxing Authority.

(f)         To the extent permitted by applicable Law, the parties shall elect (and shall cause the Company and its Subsidiaries to elect) to treat the taxable period that includes but does not end on the Closing Date with respect to any Tax of the Company or its Subsidiary as ending at the close of the Closing Date, and shall take such steps as may be necessary therefor. For purposes of this Agreement, any Tax for a taxable period that includes but that does not end on the Closing Date shall be allocated between the Pre-Closing Period and the balance of the taxable period based on an interim closing of the books as of the end of the Closing Date; provided, however, that any real or personal property Tax, fixed dollar franchise Tax and any annual exemption amount shall be allocated based on the relative number of days in the Pre-Closing Period and the balance of the taxable period.

(g)         All sales, use, transfer and other similar Taxes imposed by a Taxing Authority with respect to any transaction contemplated by this Agreement shall be duly and timely paid by the Stockholders, jointly and severally. The Representative shall duly and timely file (or cause to be filed) all Tax Returns in connection with such Taxes. The Representative shall give a copy of each such Tax return to the Buyer for its review with sufficient time for comments prior to filing and shall give the Buyer a copy of such Tax Return promptly after filing, together with proof of payment of the Tax shown thereon to be due.

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8.4         Post-closing Dividends. Subject to the Company’s ability to pay dividends under applicable law, the Company shall make funds available to the Buyer necessary to pay a cash dividend in the amount of $0.25 per share of Buyer Common Stock to all stockholders of record of the Buyer (including Stockholders holding shares of Buyer Common Stock issued at or after the Closing pursuant to this agreement) for each of the three fiscal years commencing with the fiscal year ending December 31, 2012, and subject to receipt of such funds from the Company, Buyer shall pay a cash dividend (each an “Annual Cash Dividend”) in the amount of $0.25 per share of Buyer Common Stock to all stockholders of record of the Buyer (including Stockholders holding shares of Buyer Common Stock issued at or after the Closing pursuant to this agreement) for each of the three fiscal years commencing with the fiscal year ended December 31, 2012, provided, however, that if the Closing occurs after December 31, 2012, then an Annual Cash Dividend for the year ended December 31, 2012 shall not be paid, and, instead, an Annual Cash Dividend will be paid for each of the three fiscal years commencing with the fiscal year ending December 31, 2013. Each Annual Cash Dividend for a given fiscal year shall be paid, if permissible, within 45 business days after the end of such fiscal year. Notwithstanding the foregoing, the payment of the Annual Cash Dividend for the fiscal year ending December 31, 2012, if payable, shall not occur until after the Final Determination with respect to or issuance of the Earnout Payment. The Annual Cash Dividend for all other fiscal years must be paid prior to the Additional Earnout Payment for each such Measuring Period, provided, however, that if the Stockholders have delivered to the Buyer an irrevocable written election to received Additional Earnout Payment Shares in lieu of receiving the Additional Earnout Payment in cash, then the Annual Cash Dividend for such Measuring Period shall not occur until after the Final Determination with respect to or issuance of the Additional Earnout Payment Shares for such Measuring Period. In the event an Annual Cash Dividend or portion thereof required to be paid pursuant to this Section 8.4 is not paid for a given fiscal year due to a prohibition on the payment of cash dividends in accordance with applicable law or otherwise, then the unpaid portion (on a per share basis) shall be paid on the later of the date on which cash dividends are payable in the next fiscal year or the date on which the Company and Buyer are permitted to pay cash dividends by applicable law. For the avoidance of doubt and by way of example, if the Company and Buyer are limited to paying an Annual Cash Dividend of $0.15 per share for fiscal year 2012 by applicable law, then, if permissible, the Company shall pay an Annual Cash Dividend of $0.35 per share for fiscal year 2013 regardless of the number of shares of Buyer Common Stock outstanding in either fiscal year 2012 or 2013.

8.5         Post-closing Service Providers. From and after the Closing Date the Company and Buyer shall retain the following service providers and shall continue to retain such service providers for a period of not less than one (1) year following the Closing Date. The Company and Buyer shall bear all reasonable expenses of such service providers. Any change in such service providers shall require the unanimous written consent of the Board of Directors of the Buyer.

(a)         Transfer Agent. The Company and Buyer shall retain a transfer agent for the securities of the Buyer, which transfer agent shall initially be American Stock Transfer & Trust Company.

(b)         U.S. Securities Counsel. The Company and Buyer shall retain U.S. securities counsel to the Company and Buyer, which counsel shall initially be Loeb & Loeb LLP.

(c)         Accountants. The Company and the Buyer shall retain independent public accountants registered with the U.S. Public Company Accounting Oversight Board, which accountants shall initially be Marcum LLP.

(d)         Public Relations. The Company and Buyer shall retain a public relations firm, which public relations firm shall initially be the Equity Group.

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(e)         Financial Advisor. The Company shall retain a financial advisor to advise the Company and Buyer in connection with mergers and acquisitions, capital market transactions and related matters, which financial advisor shall initially be Chardan Capital Markets LLP.

8.6         Settlement of Buyer Liabilities. Concurrently with the Closing, all outstanding liabilities of the Buyer shall be settled and paid in full, including without limitation amounts owed to any service providers listed in Section 8.5 and reimbursement of out-of-pocket expenses reasonably incurred by Buyer’s officers, directors, or any of their respective affiliates, in connection with identifying, investigating and consummating a business combination.

8.7         Compliance with SPAC Agreements. The Company and Buyer shall comply with each of the agreements entered into in connection with the IPO, including without limitation that certain Registration Rights Agreement, dated as of March 24, 2011, by and among the Buyer and the Investors named therein. The Company and Buyer shall use their best efforts to have file and have one or more registration statements declared effective by the SEC registering the exercise of the warrants issued as part of the Units sold in the Buyer’s IPO and registering for resale the securities of the Buyer outstanding immediately prior to the IPO, in each case within 6 months from the Closing Date.

8.8         Transfer of Founder Shares. Concurrently with the execution of this Agreement, certain persons affiliated with the Company and the Buyer shall enter into an agreement to purchase founder share options (the “Founder Share Option Agreement”) substantially in the form of Exhibit A hereto, pursuant to which, Weidong Guo and/or his designees shall purchase from the Transferors named therein, and the Transferors shall sell, convey, transfer, assign and deliver to Weidong Guo and/or his designees, options (the “Founder Share Options”) to purchase an aggregate of 415,000 shares of Buyer Common Stock (the “Founder Option Shares”) of the Buyer held by the Transferors, at an exercise price of $0.01 per share, subject to the transfer and other restrictions on such shares as described in the Founder Share Option Agreements. The purchase price for the Founder Share Options shall be $7.49 per option, for an aggregate purchase price of $3,112,500, to be allocated among the sellers in accordance with the terms of the Founder Share Option Agreements. The sale of the Founder Share Options contemplated by this Section 8.8 shall close by no later than 45 days after the date hereof.

8.9         Appointment of Chief Financial Officer. The Parties shall seek and identify a qualified executive officer candidate to serve as the Chief Financial Officer of the Buyer and/or the Company as soon as practicable, and shall use their best efforts to appoint such candidate within 30 days following the Closing.

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ARTICLE IX
CONDITIONS TO CLOSING

9.1         Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions: (a) no provision of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing, (b) there shall not be pending any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing, and (c) the Tender Offer shall have been conducted in accordance with Section 5.10, Buyer shall have accepted the shares of Buyer Common Stock validly tendered and not validly withdrawn pursuant to the Tender Offer and no more than a number of shares of the Buyer Common Stock equal to eighty-three percent (83%) of the IPO Shares shall have been validly tendered and not validly withdrawn prior to the expiration of the Tender Offer.

9.2         Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction, or the waiver at Buyer’s sole and absolute discretion, of all the following further conditions:

(a)         The Company and Stockholders shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date.

(b)         All of the representations and warranties of the Company and Stockholders contained in this Agreement, the Additional Agreements and in any certificate or other writing delivered by the Company or any Stockholder pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true, correct and complete at and as of the date of this Agreement, or, (ii) if otherwise specified, when made or when deemed to have been made, and (iii) shall be true, correct and complete as of the Closing Date, in the case of (i) and (ii) with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c)         There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Change or a Material Adverse Effect, regardless of whether it involved a known risk.

(d)         The Schedules to this Agreement shall have been fully and accurately completed and delivered to the Buyer within 30 days of the date of this Agreement.

(e)         Buyer shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company and all Stockholders to the effect set forth in clauses (a) through (c) of this Section 9.2.

(f)         No court, arbitrator or other Authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable Law restraining or prohibiting the consummation of the Closing, the ownership by Buyer of any of the Shares or the effective operation of the Business by the Company and its Subsidiaries after the Closing Date.

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(g)         Buyer shall have received all documents it may request relating to the existence of the Company and its Subsidiaries and the authority of the Company to enter into and perform under this Agreement, all in form and substance reasonably satisfactory to Buyer and its legal counsel, including (i) a copy of the Amended and Restated Memorandum of Association of the Company certified as of a recent date by the Secretary of State of its jurisdiction of organization, (ii) copies of the Company’s Amended and Restated Articles of Association as effective on the date hereof; (iii) copies of resolutions duly adopted by the board of directors of the Company and by the unanimous vote or consent of the Company’s stockholders authorizing this Agreement, the Additional Agreements and the transaction contemplated hereby and thereby, (iv) a certificate of the Secretary of the Company certifying as to signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (v) a recent good standing certificate regarding the Company from the office of the Secretary of State of the Cayman Islands and each other jurisdiction in which the Company is qualified to do business.

(h)        Buyer shall have received from the Stockholders certificates representing the Shares, duly endorsed in blank by the applicable Stockholders, or accompanied by stock powers duly executed in blank by the applicable Stockholders, with all necessary transfer Tax and other revenue stamps, acquired at each such Stockholder’s expense, affixed.

(i)         Stockholders and the Representative shall have executed and delivered to Buyer and the Escrow Agent the Escrow Agreement substantially in form and substance satisfactory to the parties thereof, among the Stockholders, the Representative, Buyer and Escrow Agent (the “Escrow Agreement”) and the same shall be in full force and effect.

(j)         Purchaser (as defined therein) shall have executed and delivered the Founder Share Option Agreement to Buyer and the Transferors (as defined therein), and the Purchaser shall have performed in all material respects all of its obligations under the same required to be performed by it at or prior to the Closing Date, and the same shall be in full force and effect.

(k)        Buyer shall have received the Books and Records and corporate seal of each of the Company and its Subsidiaries.

(l)         Buyer shall be fully satisfied, in its sole discretion exercised in good faith, with the results of its and its representatives’ review of the Business, the Shares and the Company and its Subsidiaries (including any review of the capitalization, assets, processes, systems, financial condition, and prospects of the Business and the Company and its Subsidiaries), provided that no such review shall affect any representation or warranty of the Company or any Stockholder given hereunder or in any instrument related to the transactions contemplated hereby, provided further that if the Company and Stockholders have delivered the disclosure schedules within 30 days of the date of this Agreement in accordance with Section 5.16, then the Buyer shall have 15 days to either accepted such schedules as final or provide a written request for revised schedules or additional information relating to items included in such schedules, in the absence of which request the schedules shall be deemed final. In the event that additional information is requested, the disclosure schedules shall be deemed final 15 days after the Buyer has received the requested information and ceases to comment on the schedules. Once the Buyer has received final schedules, this condition to Closing shall cease to apply and shall be deemed waived by the Buyer.

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(m)        Buyer shall have received copies of all Company Consents (including the consents of the landlords under the Officer Leases), in form and substance reasonably satisfactory to Buyer, and no such Company Consent shall have been revoked.

(n)         The Company and Stockholders shall have delivered to Buyer documents satisfactory to Buyer to evidence the release of all Liens on any Shares and, other than Permitted Liens, any portion of the Company’s and its Subsidiaries’ assets, Real Property and land use rights, including without limitation the Real Property listed on Schedule 3.29(b), and the filing of appropriate UCC-3 Amendment (Termination) Statements or other termination documents.

(o)         Representative and Guo Wei Zhong shall have entered into and delivered to Buyer a copy of their employment agreements with the Company substantially in form and substance satisfactory to the parties thereof and the other members of the Company’s senior management team identified on Schedule 9.2(o) shall have entered into and delivered to Buyer a copy of his employment agreement with the Company, each in form and substance satisfactory to Buyer (collectively, the “Employment Agreements”), and the same shall be in full force and effect.

(p)         Buyer shall have received from each Stockholder a general release of all claims against the Company and its Subsidiaries and their officers, directors, employees and Affiliates (other than Buyer solely in connection with this Agreement and the Additional Agreements) in form satisfactory to Buyer.

(q)         each of Allbright Law Offices, Robertsons Solicitors, Sovereign Corporate (BVI) Limited, and Harney Westwood & Riegels, counsels to the Company and Stockholders, shall have delivered an opinion substantially in form and substance satisfactory to the Buyer.

(r)         The Representative shall have executed the Non-Compete Agreement in form and substance satisfactory to the parties thereof between Buyer and the Representative (collectively, the “Non-Compete Agreements”) and the same shall be in full force and effect.

(s)         Each Stockholder and the Company shall have executed the Voting Agreement and the same shall be in full force and effect.

(t)         The Key Personnel shall have executed the Confidentiality and Non-Solicitation Agreements and the same shall be in full force and effect, and the Company and its Subsidiaries shall have entered into Labor Agreements with each of its employees to the extent required by law, obtained the housing fund contribution certificate and social insurance register as required by applicable laws and delivered the relevant evidence to the Buyer, and satisfied all obligations of the Company and its Subsidiaries applicable to its employees, including among others paying off the social security funds and house accumulation funds due and payable as well as any interest or penalty in connection thereto, and having completed all the matters described in Schedules 3.40(g) and 3.40(h).

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(u)         Each of the natural Persons set forth on Schedule 9.2(u) shall have entered into and delivered to Buyer the Intellectual Property Ownership Agreements, in form and substance satisfactory to the parties thereof and the same shall be in full force and effect.

(v)         Buyer shall have received a (i) statement issued by the Company pursuant to Treasury Regulations Section 1.897-2(h) certifying that the Shares are not U.S. real property interests and dated not more than 30 days prior to the Closing Date (the “FIRPTA Certificate”), and (ii) a duly completed and executed IRS Form W-8BEN (or any applicable successor form) from each Stockholder relating to its foreign status for U.S. federal income tax purposes.

(w)        Buyer shall have received evidence satisfactory to it that the Company shall have terminated the benefits plans of the Company and its Subsidiaries as specified by Buyer on Schedule 3.28 hereto prior to the Closing Date.

(x)         The Company shall have delivered to Buyer’s satisfaction updated schedules and all such updated schedules shall be true, correct and complete as of the date with respect thereto set forth in the respective representation and warranty.

(y)         The Note shall no longer be outstanding and shall be deemed to be paid in full and canceled.

(z)         The Company shall have delivered to Buyer the Audited Annual Financial Statements in form satisfactory to the Buyer by the time period specified in Section 5.15, and the Audited Annual Financial Statements shall be the same as the Unaudited Annual Financial Statements in all material respects.

(aa)       Buyer shall have received copies of all Outstanding Permits, each of which shall be valid and in full force and effect, and no Outstanding Permit shall have been revoked.

(bb)       Buyer shall have received evidence satisfactory to it that the Company and its Subsidiaries shall have perfected its rights, title and interest in and to the Intellectual Property Rights, including the registration of the transfer the Jianghan University Patent to the Company or its Subsidiaries.

(cc)       Buyer shall have received copies of all Customer and Supplier Agreements, in form and substance reasonably satisfactory to Buyer, and no such Customer and Supplier Agreement shall have been revoked.

(dd)       Buyer shall have received evidence satisfactory to it that the Affiliate Loans and Guarantees shall have been repaid, terminated and released, and Buyer shall have received an updated Schedule 5.14 indicating which Third Party Loans and Guarantees remain outstanding as of the Closing Date.

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9.3         Conditions to Obligations of the Company and Stockholders. The obligation of the Company and Stockholders to consummate the Closing is subject to the satisfaction, or the waiver at the Representative’s discretion, of all the following further conditions:

(a)         (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Stockholders shall have received a certificate signed by an authorized officer of Buyer to the foregoing effect.

(b)         Buyer shall have executed and delivered to Stockholders each Additional Agreement to which it is a party.

(c)         Buyer shall have executed and delivered to Stockholders the Registration Rights Agreement.

(d)         Buyer and the Escrow Agent shall have executed and delivered to Stockholders and the Representative a copy of the Escrow Agreement and the same shall be in full force and effect.

(e)         Buyer and the Transferors shall have executed and delivered the Founder Share Option Agreement to Purchaser, and the Buyer and the Transferors shall have performed in all material respects all of their respective obligations under the same required to be performed by them at or prior to the Closing Date, and the same shall be in full force and effect.

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ARTICLE X
INDEMNIFICATION

10.1         Indemnification of Buyer. The Company (solely with respect to claims made under this Section 10.1 prior to the Closing) and Stockholders hereby jointly and severally agree to indemnify and hold harmless Buyer, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (the “Buyer Indemnitees”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Buyer Indemnitee as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company or any Stockholder contained herein or in any of the Additional Agreements or any certificate or other writing delivered pursuant hereto, (b) any Actions by any third parties with respect to the Business (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date (c) the violation of any Laws in connection with or with respect to the operation of the Business on or prior to the Closing Date, (d) any claims by any employee of the Company or any of its Subsidiaries with respect to any period or event occurring on or prior to the Closing Date, or relating to the termination of employee’s employment status in connection with the transactions contemplated by this Agreement, or the termination, amendment or curtailment of any employee benefit plans, (e) any Taxes attributable to a Pre-Closing Period, (f) any sales, use, transfer or similar Tax imposed on Buyer or its Affiliates as a result of any transaction contemplated by this Agreement, (g) any noncompliance with or violation of any Laws or Authorities’ requirement with respect to any historical corporate change of the Company and its Subsidiaries, including without limitation failure to obtain approvals from any Authority administering state-owned assets regarding certain historical corporate changes, (h) any noncompliance with or violation of any Laws or Authorities’ requirement by the Company or its Subsidiaries in connection with any of their projects in progress, including without limitation failure to obtain certain project approvals, or (i) any noncompliance by the Company or any of its Subsidiaries in the use of lands, including without limitation failure to commence or complete the construction of projects within the time limit set out in relevant land grant contracts. The total payments made by the Stockholders to the Buyer Indemnitees with respect to Losses shall not exceed $30,000,000 (the “Indemnifiable Loss Limit”), except that the Indemnifiable Loss Limit shall not apply with respect to any Losses relating to or arising under or in connection with the Nantong Acquisition, or any of clauses (b) through (i) of this Section 10.1. No Buyer Indemnitee shall be entitled to indemnification for breaches of representation or warranties pursuant to this Section 10.1 unless and until the aggregate amount of Losses arising from such breaches to all Buyer Indemnitees equals at least $250,000 (the “Basket”), at which time, subject to the Indemnifiable Loss Limit, the Buyer Indemnitees shall be entitled to indemnification for the total amount of such Losses; provided any breach of Sections 3.1 (Corporate Existence and Power), 3.2 (Authorization), 3.3. (Governmental Authorization), 3.5 (Capitalization), 3.6 (Memorandum and Articles of Association), 3.7 (Corporate Records), 3.10 (Subsidiaries), 3.15 (Properties; Title to the Company and its Subsidiaries’ Assets), 3.31 (Tax Matters), and 3.43 (Nantong Acquisition) shall not be subject to the Basket. Notwithstanding anything set forth in this Section 10.1, (i) any amounts recovered under Section 6.2(b), and (ii) any Losses incurred by any Buyer Indemnitee arising out of the failure of any Stockholder to perform any covenant or obligation to be performed by it before, at or after the Closing Date, shall not, in any such case, be subject to or applied against the Indemnifiable Loss Limit or the Basket, respectively.

10.2         Indemnification of Stockholders. Buyer hereby agrees to indemnify and hold harmless Stockholders, each of their Affiliates, and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (the “Stockholder Indemnitees”) against and in respect of any Losses incurred or sustained by any Stockholder Indemnitee as a result of any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Buyer contained herein. The total payments made by Buyer to Stockholder Indemnitees with respect to Losses shall not exceed 100% of the Indemnifiable Loss Limit; provided, however, Stockholder Indemnitees shall not be entitled to indemnification pursuant to this Section 10.2 unless and until the aggregate amount of Losses to Stockholder Indemnitees equals at least the Basket, at which time, subject to the Indemnifiable Loss Limit, the Stockholder Indemnitees shall be entitled to indemnification for the total amount of such Losses. Notwithstanding anything set forth in this Section 10.2, any Losses incurred by any Stockholder Indemnitee arising out of the failure of Buyer to perform any covenant or obligation to be performed by it before, at or after the Closing Date including payment of the Purchase Price, shall not be subject to or applied against the Indemnifiable Loss Limit or the Basket, respectively.

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10.3         Procedure. The following shall apply with respect to all claims by either a Buyer Indemnitee or a Stockholder Indemnitee (together, “Indemnified Party”) for indemnification:

(a)         An Indemnified Party shall give the Representative (as agent for Stockholders) or Buyer, as applicable, prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such Indemnified Party seeks indemnification pursuant to Section 10.1 or 10.2 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 10.1 or 10.2, except to the extent such failure materially and adversely affects the ability of Stockholders or Buyer, as applicable (any of such parties, “Indemnifying Parties”) to defend such claim or increases the amount of such liability.

(b)         In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Parties, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Parties, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 10.1 or 10.2 are applicable to such Action and the Indemnifying Parties will indemnify such Indemnified Party in respect of such Action pursuant to the terms of Section 10.1 or 10.2 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Parties’ liability for Losses, counterclaim or offset, (ii) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third-Party Claim.

(c)         If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 10.3(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Parties.

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(d)         If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Section 10.3(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from or fail to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties fail to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense. Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e)         If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to this Section 10.3 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

10.4         Periodic Payments. Any indemnification required by Section 10.1 or 10.2 for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Parties to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

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10.5         Right of Set Off. In the event that Buyer is entitled to any indemnification pursuant to this Article X, Buyer shall be entitled to set off any amounts owed to Stockholders pursuant to Section 10.2 and/or otherwise pursuant to this Agreement against the amount of such indemnification, including by cancelling any Nantong Contingent Shares, Earnout Payment Shares or Additional Earnout Payment Shares held by the Escrow Agent pursuant to the Escrow Agreement or otherwise issuable to the Stockholders in accordance with this Agreement. Any such set-off will be treated as an adjustment to the Purchase Price.

10.6         Payment of Indemnification. In the event that Buyer is entitled to any indemnification pursuant to this Article and Buyer is unable to set off such indemnification pursuant to Section 10.5, Stockholders shall jointly and severally pay the amount of the indemnification (subject to the limitation set forth in Section 10.1). Stockholders shall, at the option of Buyer, pay any indemnification payment due under this Section 10.1 in cash, the transfer and assignment of a number of shares of Buyer Common Stock then owned by them, or a combination thereof; provided that (x) any Buyer Common Stock transferred pursuant to this sentence shall be deemed to have a value per share of Buyer Common Stock equal to the lesser of the 40 day average closing price of the Buyer’s Common Stock as of the date such shares are transferred to Buyer, or $10.00 per share, and (y) each Stockholder, upon transferring such Buyer Common Stock, shall represent and warrant in writing to the Buyer Indemnitee(s) that all such shares of Buyer Common Stock are free and clear of all Liens. Any payments by any Stockholder to a Buyer Indemnitee will be treated as an adjustment to the Purchase Price. In the event that the Stockholders are entitled to any indemnification pursuant to this Article, Buyer shall pay the amount of the indemnification (subject to the limitation set forth in Section 10.1) in Buyer Common Stock at a deemed value of $10.00 per share. No certificates or scrip representing fractional shares of Buyer Common Stock will be issued, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer. Any fractional shares will be rounded to the nearest whole share.

10.7         Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third party reimbursement actually received.

10.8         Survival of Indemnification Rights. Except for the representations and warranties in Section 3.1 (Corporate Existence and Power), 3.2 (Authorization), 3.3. (Governmental Authorization), 3.5 (Capitalization), 3.6 (Memorandum and Articles of Association), 3.7 (Corporate Records), 3.10 (Subsidiaries), 3.15 (Properties; Title to the Company and its Subsidiaries’ Assets), 3.17(b)(xi) (Warranties under Contracts), 3.20 (Compliance with Laws), 3.26 (Employment Matters), 3.28 (Benefit Plans), 3.31 (Tax Matters), 3.33 (Finder’s Fees), 3.41 (Warranty Claims), Section 3.43 (Nantong Acquisition), Section 4.1 (Corporate Existence and Power), Section 4.2 (Corporate Authorization), and Section 4.5 (Finders’ Fees) which shall survive until ninety (90) days after the expiration of the statute of limitations with respect thereto (including any extensions and waivers thereof), the representations and warranties of the Company, the Stockholders and the Buyer shall survive until the three year anniversary of the Closing. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 10.1 or 10.2 for Losses shall be effective so long as it is asserted prior to: (x) ninety (90) days after the expiration of the applicable statute of limitations (including all extensions and waivers thereof), in the case of the representations and warranties referred to in the first sentence of this Section 10.8 and the breach or the alleged breach of any covenant or agreement of any Indemnifying Party; and (y) the three year anniversary of the Closing, in the case of all other representations and warranties of the Company, the Stockholders and the Buyer hereunder. The obligations of the Company (but not of the Stockholders) in Articles V and VI shall terminate upon the Closing.

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ARTICLE XI
DISPUTE RESOLUTION

11.1         Arbitration.

(a)         The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”), except that any dispute arising out of the calculation of Adjusted EBITDA pursuant to Section 2.3 shall not be subject to this provision but rather to the dispute resolution provision set forth in Section 2.3 which shall be binding, final and non-appealable and not subject to this Section 11.1. The parties agree that, except as otherwise provided in Section 2.3, binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)         If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

(c)         The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)         The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

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(e)         On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 11.1(c).

(f)         The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)         The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 6.2, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h)        Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i)         The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the willful misconduct of the person indemnified.

(j)         This arbitration section shall survive the termination of this Agreement and any agreement contemplated hereby.

11.2         Waiver of Jury Trial; Exemplary Damages.

(a)         THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

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(b)         Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

11.3         Attorneys’ Fees. The unsuccessful party to any Action arising out of this Agreement that is not resolved by arbitration under Section 11.1 shall pay to the prevailing party all attorneys’ fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. As used in this Section 11.3 and elsewhere in this Agreement, “actual attorneys’ fees” or “attorneys’ fees actually incurred” means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to “reasonable attorneys’ fees” as that term may be defined in statutory or decisional authority.

ARTICLE XII
TERMINATION

12.1         Termination Without Default; Expenses. In the event that the Closing of the transactions contemplated hereunder has not occurred by March 24, 2013 (the “Outside Closing Date”) and no material breach of this Agreement by Buyer, on one hand, or the Company or any Stockholder, on the other hand, seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 12.2 hereof), Buyer or the Representative (as agent for Stockholders) shall have the right, at its sole option, to terminate this Agreement without liability to the other side. Such right may be exercised by Buyer or the Representative, as the case may be, giving written notice to the other at any time after the Outside Closing Date. In the event this Agreement is terminated pursuant to this Section 12.1, each party shall bear its own expenses incurred in connection with this Agreement.

12.2         Termination Upon Default.

(a)         Buyer may terminate this Agreement by giving notice to the Representative on or prior to the Closing Date, without prejudice to any rights or obligations Buyer may have, (i) if the Company or any Stockholder shall have materially breached any representation or warranty or breached any agreement or covenant contained herein or in any Additional Agreement to be performed on or prior to the Closing Date and such breach shall not be cured by the earlier of the Outside Closing Date and ten (10) days following receipt by the Company or Representative of a notice describing in reasonable detail the nature of such breach, or (ii) due to any information provided in a Schedule to this Agreement that is delivered after the date of this Agreement. A breach of Section 5.15 or Section 8.8 of this Agreement shall be deemed to be a material breach of the terms of this Agreement.

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(b)         The Representative may terminate this Agreement by giving notice to Buyer, without prejudice to any rights or obligations the Company or Stockholders may have, if Buyer shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date and such breach shall not be cured by the earlier of the Outside Closing Date and ten (10) days following receipt by Buyer of a notice describing in reasonable detail the nature of such breach.

(c)         In the event this Agreement is terminated by Buyer pursuant to Section 12.2(a), the Company and the Stockholders shall be jointly and severally responsible for paying all of their own expenses and those of Buyer incurred in connection with this Agreement.

(d)         In the event this Agreement is terminated by the Representative pursuant to Section 12.2(b), Buyer shall be responsible for paying all of its own expenses and those of the Company and Stockholders incurred in connection with this Agreement (provided, however, such expenses of the Company and Stockholders shall be limited to reasonable attorney’s fees of one counsel).

12.3         Survival. The provisions of Sections 8.3 and 11.3, as well as this Article XII, shall survive any termination hereof pursuant to Article XII.

ARTICLE XIII
MISCELLANEOUS

13.1         Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Buyer or the Company (following the Closing), to:

Prime Acquisition Corp.
No. 322, Zhongshan East Road
Shijiazhuang
Hebei Province, 050011
People’s Republic of China
Telecopy: 650-618-2552

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with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell S. Nussbaum
Telecopy: ______________

if to any Stockholder, the Representative or the Company (prior to the Closing):

_____________________
_____________________
_____________________
Attention: Mr. Weidong Guo
Telecopy: ____________

with a copy to (which shall not constitute notice):

Allbright Law Offices
_____________________
_____________________
Attention: ____________
Telecopy: ____________

13.2         Amendments; No Waivers; Remedies.

(a)         This Agreement cannot be amended, except by a writing signed by each party (provided that Representative may sign any such amendment on behalf of each Stockholder), and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)         Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)         Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

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(d)         Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3         Arm’s length bargaining; no presumption against drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4         Publicity. Except as required by law, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.

13.5         Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that all expenses of the Company shall be joint and several obligations of the Stockholders.

13.6         No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.7         Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

13.8         Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.9         Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

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13.10         Setoff. Buyer shall have the right to set off against any amounts payable by Buyer under this Agreement any amounts owed by any Stockholder to Buyer or any other Buyer Indemnitee.

13.11         Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.12         Construction of certain terms and references; captions. In this Agreement:

(a)         References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b)         The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)         Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d)         Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e)         If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

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(f)         Captions are not a part of this Agreement, but are included for convenience, only.

(g)         For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g. implied by Law) knowledge of any Stockholder and the Key Personnel.

13.13         Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.14         Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto, except that a Representative pursuant to Section 13.15 may enforce any right assigned to such assignee.

13.15         Stockholders’ Representative.

(a)         Each Stockholder hereby appoints Mr. Weidong Guo, as such Stockholder’s representative to act as Representative for all purposes of this Agreement, the Escrow Agreement and the transactions contemplated hereby, with the right, in such capacity, in his discretion, to do any and all things and to execute any and all documents in such Stockholder’s place and stead, in any way which such Stockholder could do if personally present, in connection with this Agreement, the Escrow Agreement and the transactions contemplated thereby, including the authority on behalf of such Stockholder, without giving notice to such Stockholder, to take any of the following actions:

(i)         to accept on such Stockholder’s behalf any amount payable to such Stockholder under this Agreement or the Escrow Agreement;

(ii)        to negotiate and otherwise deal with Buyer, in all respects;

(iii)       to accept and give service of process and all other notices and other communications relating to this Agreement or the Escrow Agreement;

(iv)       to settle any dispute relating to the terms of this Agreement or the Escrow Agreement;

(v)        to execute any instrument or document that the Representative may determine is necessary or desirable in the exercise of his authority under this Agreement and power-of-attorney; and

(vi)        to act in connection with all matters relating to this Agreement, the Escrow Agreement and the transactions contemplated thereby, including the power to employ auditors, attorneys and other Persons in connection therewith.

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(b)         Each Stockholder further agrees, as follows:

(i)         Such Stockholder recognizes the inherent conflict of interest of Mr. Weidong Guo as the Representative and as a continuing employee of Buyer and waives any claims with respect thereto;

(ii)        the Representative (A) shall not incur any personal liability for acting in such capacity if in doing so he acts upon advice of counsel or otherwise acts in good faith, (B) shall not incur any personal liability for acting in such capacity in the absence of his willful misconduct, (C) may act upon any instrument or signature believed by him to be genuine and may assume that any Person purporting to give any notice or instruction under this Agreement or under any other related agreement or document believed by him to be authorized has been authorized to do so (D) shall not be responsible for the investment of any payments received from Buyer for the benefit of Stockholders, and (E) shall be promptly reimbursed by Stockholders, pro rata for out-of-pocket expenses incurred by him in his capacity of Representative, and such expenses shall first be satisfied from any Closing Payment, Earnout Payment or Additional Earnout Payment paid by the Buyer and received by the Representative for the benefit of the Stockholders, prior to distribution of such payments to Stockholders; and

(iii)       If Mr. Weidong Guo is unable to serve or resigns as the Representative, the Stockholders may appoint from among their ranks a substitute Representative to replace Mr. Weidong Guo which individual shall have all the powers and authority granted to Mr. Weidong Guo by this Section 13.15. Buyer shall accept such substitute Representative without objection; provided, however, that Mr. Weidong Guo shall continue to serve as the Representative until such substitute Representative has been appointed by the Stockholders.

(c)         At and after Closing, Buyer shall be entitled to deal exclusively with Representative on all matters relating to this Agreement, the Escrow Agreement and the transactions contemplated hereby involving the Stockholders, or any of them, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any statements made by the Representative or documents executed or purported to be executed on behalf of any Stockholder by the Representative, and on any other action taken or purported to be taken on behalf of any Stockholder by the Representative including the appropriate communication or delivery to the Stockholders.

13.16         Waiver. Reference is made to the final prospectus of the Buyer, dated March 24, 2011 (the “Prospectus”). The Company and the Stockholders have read the Prospectus and understand that the Buyer has established the Trust Account for the benefit of the public stockholders of the Buyer and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Buyer may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Buyer agreeing to enter into this Agreement with the Company, the Stockholders and the Company each hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Buyer.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be duly executed by their respective authorized officers and the Stockholders have executed this Agreement as of the day and year first above written.

Buyer:

PRIME ACQUISITION CORP.
a Cayman Islands company

By:	/s/ Diana Liu
Name: Diana Liu
Title: Chief Executive Officer

[Company signature page follows]

[Signature Page to Stock Purchase Agreement]

Company:

YUANTONG INVESTMENT HOLDINGS LIMITED
a Cayman Islands company

By:	/s/ Weidong Guo
Name: Weidong Guo
Title: Director

[Stockholder signature pages follow]

[Signature Page to Stock Purchase Agreement]

Stockholders:

VANROCK SUNRISE HOLDINGS LIMITED
a British Virgin Islands company

By:	/s/ Lee Pei Yin, for and on behalf of Bede Consultants Limited
Name: Lee Pei Yin
Title: Authorized Representative

[Signature Page to Stock Purchase Agreement]

Stockholders:

AQUAVENUS INVESTMENT HOLDINGS LIMITED
a Cayman Islands company

By:	/s/ Lee Pei Yin, for and on behalf of Bede Consultants Limited
Name: Lee Pei Yin
Title: Authorized Representative

[Signature Page to Stock Purchase Agreement]

Stockholders:

G.H. MARTIN CO.
a Cayman Islands company

By:	/s/ Lan Pan
Name: Lan Pan
Title:

[End of Signature Page]

[Signature Page to Stock Purchase Agreement]

SCHEDULE I

Stockholders	Number of Shares	% of Purchase Price	Number of Closing Payment Shares Being Received at the Closing	Number of Nantong Contingent Shares	Number of Earnout Payment Shares for Year Ended December 31, 2012	Additional Earnout for Year Ended December 31, 2013		Additional Earnout for Year Ended December 31, 2014
Vanrock Sunrise Investment Holdings Limited	6,083	60.83%	1,824,900	456,225	729,960	RMB	9,580,725	RMB	13,686,750
Aquavenus Investment Holdings Limited	3,000	30.00%	900,000	225,000	360,000		4,725,000		6,750,000
G.H. Martin, Limited	917	9.17%	275,100	68,775	110,040		1,444,275		2,063,250
Total:	10,000	100.00%	3,000,000	750,000	1,200,000	RMB	15,750,000	RMB	22,500,000